UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule14a-12

Deep Isolation Nuclear, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (including any adjournments, postponements, or continuations thereof, “Annual Meeting”) of Deep Isolation Nuclear, Inc., a Delaware corporation (“Deep Isolation” or the “Company”), will be held as follows:

TIME:	9:00 A.M., Pacific Time

DATE:	June 16, 2026

PLACE:
We will have a virtual meeting which you can attend by visiting https://meeting.vstocktransfer.com/DEEPISOLATIONJUN26. There will be no physical location for in-person attendance at the Annual Meeting.

The Annual Meeting will be held for the following purposes:

1.To elect three (3) Class A directors to serve until the 2029 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;
2.To provide an advisory vote to ratify the selection of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2026;
3.To conduct an advisory vote on executive compensation;
4.To conduct an advisory vote on the frequency of future advisory votes on executive compensation; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the attached Proxy Statement, which forms a part of this notice and is incorporated herein by reference. You are encouraged to read the Proxy Statement before voting or authorizing a proxy to vote on your behalf.

Who Can Vote:

Stockholders of record at the close of business on April 24, 2026 (the “Record Date”).

How You Can Vote:

You may cast your vote via mail, telephone, or the Internet. Certain stockholders may only be able to vote by mail. You may also vote virtually at the Annual Meeting.

Who May Attend:

All stockholders as of the Record Date and their proxy holders are cordially invited to attend the Annual Meeting by visiting https://meeting.vstocktransfer.com/DEEPISOLATIONJUN26, where you will be able to listen to the meeting live, submit questions, and vote.

Whether or not you attend the Annual Meeting, it is important that your shares be represented at the Annual Meeting. We encourage you to please vote TODAY to ensure your voice is heard. You may vote by marking, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope. Stockholders may also vote via the Internet or by telephone.

For more information and up-to-date postings, please go to www.deepisolation.com. Information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the Securities and Exchange Commission.

Regardless of the number of shares of Deep Isolation common stock that you own, your vote is important. Thank you for your continued support, interest, and investment in Deep Isolation.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Paula Whitten-Doolin
Paula Whitten-Doolin
Corporate Secretary
April 29, 2026

We are furnishing proxy materials to some of our stockholders via the Internet and by mailing a Notice of Internet Availability of Proxy Materials, rather than mailing or emailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs stockholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

PROXY SUMMARY

2001 Addison St, Suite 300
Berkeley, California 94704

PROXY STATEMENT

INTRODUCTION

This proxy statement (including all appendices attached hereto, this “Proxy Statement”) and the enclosed proxy card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Deep Isolation Nuclear, Inc., a Delaware corporation (“Deep Isolation,” the “Company,” “we,” “us” or “our”), for use at Deep Isolation’s Annual Meeting of Stockholders (including any adjournments, postponements, or continuations thereof, the “Annual Meeting”). We anticipate that this Proxy Statement and the enclosed form of proxy card will first be sent or made available to stockholders of record (those listed as of the close of business on April 24, 2026) on or about April 29, 2026.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. As this summary does not contain all of the information that you should consider, we encourage you to carefully read the entire Proxy Statement for more information before voting.

THE 2026 ANNUAL MEETING

Annual Meeting of Stockholders

TIME:	9:00 A.M., Pacific Time.

DATE:	June 16, 2026.

PLACE:
We will have a virtual meeting which you can attend by visiting https://meeting.vstocktransfer.com/DEEPISOLATIONJUN26. There will be no physical location for in-person attendance at the Annual Meeting.

RECORD DATE:	The close of business on April 24, 2026 (the “Record Date”).

PROXY MATERIALS:
The Notice of the Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card, and Deep Isolation’s Annual Report on Form 10-K for the year ended December 31, 2025 will first be made available to stockholders of record as of the Record Date on or about April 24, 2026.

Proposals and Board Recommendations for Voting

PROPOSAL	RECOMMENDATION ON THE PROXY CARD
Proposal 1 - To elect three (3) Class A directors to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified.	“FOR ALL”

Proposal 2 - To provide an advisory vote to ratify the selection of CBIZ CPAs, P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2026.	“FOR”

Proposal 3 - To conduct an advisory vote on executive compensation.	“FOR”

Proposal 4 - To conduct an advisory vote on the frequency of future advisory votes on executive compensation.	“FOR EVERY YEAR”

Whether or not you attend the Annual Meeting, it is important that your shares be represented at the Annual Meeting. We encourage you to please vote TODAY to ensure your voice is heard. You may vote by marking, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope. Stockholders may also vote via the Internet or by telephone.

For more information and up-to-date postings, please go to www.deepisolation.com. Information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC. If you need assistance with voting or have any questions, please contact the Company's Corporate Secretary at 346-431-5562.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (commonly referred to as the “JOBS Act”). As an emerging growth company, we are currently exempt from certain requirements that are applicable to other public companies that are not emerging growth companies. We are also a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Regardless of the number of shares of Deep Isolation common stock that you own, your vote is important. Whether or not you plan to participate in our virtual Annual Meeting, we urge you to submit your proxy as soon as possible to ensure your shares are represented and voted at the Annual Meeting. Thank you for your continued support, interest, and investment in Deep Isolation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to Be Held at 9:00 A.M., Pacific Time, on June 16, 2026.

The Notice of the 2026 Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 available at https://ts.vstocktransfer.com/irhlogin/DEEPISOLATION

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining shareholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies.

The Board and Committees of the Board

Classified Board of Directors

Our board of directors consists of seven members and is divided into three classes of directors, designated Class A, Class B and Class C, with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our current directors are divided among the three classes as follows:
•The Class A directors are Rod Baltzer, Christa Steele and Renee Hornbaker. Their terms expire at this Annual Meeting, and they are up for re-election at this Meeting. See Proposal 1: Election of Class A Directors.

•The Class B directors are Leslie Goldman Tepper and Jonathon Angell, and their terms will expire at the second annual meeting of stockholders, in 2027; and

•The Class C directors are Elizabeth Muller and Ralph L. Hunter, and their terms will expire at the third annual meeting of stockholders, in 2028.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, disqualification or removal. Our amended and restated certificate of incorporation and amended and restated by-laws authorize, subject to the special rights of the holders of any series of preferred stock to elect directors and to the extent we issue any shares of preferred stock in the future, only our board of directors to fill vacancies on the board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our Company.

The Board has established three Committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board has adopted a written charter for each of the Committees which are available on the Company’s website www.deepisolation.com. Printed copies of these charters may be obtained, without charge, by contacting our Corporate Secretary at corpsec@deepisolation.com.

Governance Structure

Our Board of Directors is responsible for corporate governance in compliance with reporting laws and for representing the interests of our shareholders. As of the date of this proxy statement, the Board was composed of seven members, five of whom are considered independent, non-executive directors. Details on Board membership, oversight and activity are reported below.

We encourage our shareholders to learn more about our Company’s governance practices at our website, www.deepisolation.com.

The Board’s Role in Risk Oversight

The Board sees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk at a high level, Company management is charged with managing risk. The Company has robust internal processes to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

•The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee members meet separately with representatives of the independent auditing firm.

The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

•The Nominating and Governance Committee evaluates the risks associated with policies and governance structures proposed for the Company. Management, and the Board, discuss with the Nominating and Governance
Committee the implications and proposals of such policies and structures.

Independent Directors

Our securities are not listed for trading on a national securities exchange or on any inter-dealer quotation system that has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the Nasdaq Marketplace Rules. Under such rules, our board of directors has determined that all members of the board of directors except Elizabeth Muller and Rod Baltzer are independent directors. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Under Nasdaq’s listing requirements and rules, independent directors must comprise a majority of a listed company’s board of directors within a specified period of time after initial listing on the exchange. In addition, such rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating, governance, and corporate responsibility committees be independent. Under such rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. We believe that the current members of our audit committee satisfy the audit committee independence requirements of Rule 10A-3.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that Msrs. Angell and Hunter and Mmes. Tepper, Steele and Hornbaker are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq

Audit Committee

Our audit committee is composed of Mr. Angell and Mmes. Tepper, Steele and Hornbaker. Mr. Angell is the chair of our audit committee. Each member of our audit committee is financially literate. Our board of directors has determined that each member of our audit committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. Our board of directors has also determined that Mr. Angell, Ms. Steele and Ms. Hornbaker each qualifies as an “audit committee financial expert” under the rules of the SEC.

The primary purpose of our audit committee is to discharge the responsibilities of the board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm. The principal functions of our audit committee include, among other things:

•helping the board of directors oversee our corporate accounting and financial reporting processes;

•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

•establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•overseeing our policies on risk assessment and risk management, as well as review of significant risks, such as financial, operational, compliance and cybersecurity risks;

•overseeing compliance with our code of business conduct and ethics;

•reviewing related person transactions; and

•approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Audit Committee Report

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K with management and discussed the quality and acceptability of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in our financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board ("PCAOB"), including Auditing Standard 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and us, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), which were submitted to us, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to our Board of Directors (and our Board has approved) that our audited financial statements for the year ended December 31, 2025, be included in the Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.

The Audit Committee selects the Company’s independent registered public accounting firm annually and has submitted such selection for the year ending December 31, 2026, for ratification by stockholders at the Company’s Annual Meeting.

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

Compensation Committee

Our compensation committee is composed of Mmes. Tepper (Chair), Steele, and Hornbaker and Mr. Hunter. The primary purpose of our compensation committee is to discharge the responsibilities of the board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal functions of our compensation committee include, among other things:

•reviewing, approving and determining, or making recommendations to the board of directors regarding, the compensation of our chief executive officer, other executive officers and senior management;

•reviewing, evaluating and recommending to the board of directors succession plans for our executive officers;

•reviewing and recommending to the board of directors the compensation paid to our non-employee directors;

•administering our equity incentive plans and other benefit programs;

•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Each member of our compensation committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. Our board of directors has also determined that each member of our compensation committee is also an independent director within the meaning of both Nasdaq’s director independence standards and applicable SEC rules.

Nominating and Governance Committee

Our nominating and governance committee is composed of Mmes. Hornbaker (Chair) and Tepper, and Messrs. Angell and Hunter. Our nominating and governance committee’s principal functions include, among other things:

•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the board of directors;

•considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the board of directors;

•instituting plans or programs for the continuing education of the board of directors and the orientation of new directors;

•developing and making recommendations to the board of directors regarding corporate governance guidelines and matters;

•overseeing our corporate governance practices;

•overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors; and

•contributing to succession planning.

Each member of our nominating and governance committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. Our board of directors has also determined that each member of our compensation committee is also an independent director within the meaning of both Nasdaq’s director independence standards and applicable SEC rules.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Nominating and Governance Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential director candidate, including those recommended by shareholders, the Nominating and Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Nominating and Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Governance Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Nominating and Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate the capability for strategic thought and familiarity with and respect for corporate governance requirements and practices. In addition to the qualifications required of all directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of professional experience, race, ethnicity, gender, age, and cultural background in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board.

Summary of Qualifications of Current Directors

Set forth below is a narrative disclosure that summarizes some of the specific qualifications, attributes, skills and experiences of our directors. For more detailed information, please refer to the biographical information for each director set forth below.

Ms. Elizabeth Muller. Ms. Muller has significant entrepreneurship experience, particularly in the energy and specifically the nuclear energy, sectors. She cofounded Deep Isolation with her father, Richard Muller, in 2016. Her deep institutional knowledge of the Company, combined with her prior service on multiple corporate boards, provides both strategic insight and governance experience. Ms. Muller also brings environmental, technical and policy expertise and extensive experience in leadership and operations, particularly at early-stage companies.

Mr. Rod Baltzer. Mr. Baltzer has an extensive track record in the nuclear waste industry, which is a highly specialized field. He has experience in virtually every C-suite position in the industry, including as a CEO, COO, and as a CFO. He is currently the CEO and President of Deep Isolation. Mr. Baltzer has served on the board since 2024, and we believe he is qualified to remain on the board due to the institutional knowledge he brings as Chief Executive Officer of the Company, his leadership capabilities, and his 25 years of experience in the nuclear waste industry, including radioactive waste licensing and disposal, and stakeholder engagement, management and financial reporting.

Ms. Leslie Goldman Tepper. Ms. Tepper has substantial experience as an investor in early-stage companies (including as a cofounder of a venture fund), corporate development, and governance, including as a director on the boards of numerous public and privately-held companies. We believe that Ms. Tepper is qualified to serve on our board due to her prior board experience, experience in the waste management industry, significant experience investing in and scaling early-stage companies and in management and corporate governance.

Mr. Jonathon Angell. Mr. Angell has extensive management, investor, and financial experience. He is a Certified Public Accountant, Certified Financial Manager, Certified Information Systems Auditor and Certified Management Accountant, and served as Deep Isolation’s first CFO. We believe his extensive board experience, including prior service as chair of an audit committee, has equipped him with a solid understanding of fiduciary responsibilities and strategic oversight, as well as experience with extensive oversight of financial statement preparation and audits, qualify him to serve on our board.

Ms. Christa Steele. Ms. Steele has extensive experience as a CEO, executive and board member for both public and private companies, including two tenures as a CEO. She is also a governance and financial expert, and holds a CERT Certificate in Cyber Security Oversight from Carnegie Mellon University and is a National Association of Corporate Directors ("NACD") Board Leadership Fellow. We believe that Ms. Steele is qualified to serve on our board due to her proven ability to drive significant business improvements through long-term vision and pragmatic execution, which is complemented by a broad perspective gained from diverse industry experience, from late-stage startups to growth-stage ventures and established corporations.

Ms. Renee Hornbaker. Ms. Hornbaker has extensive experience as a CFO, executive and board member for both public and private companies, including as the CFO of three companies. Ms. Hornbaker is also a Certified Public Accountant and began her career with the audit practice of Deloitte. She has extensive governance experience, is an NACD Director Certified and Board Leadership Fellow and currently serves on the boards of directors of two publicly traded companies including Deep Isolation. She also holds Board Oversight Certificates from NACD in AI, Cybersecurity, and Climate. She is also knowledgeable of the energy industry including electric, renewables, and oil and gas. We believe Ms. Hornbaker’s extensive track record of overseeing successful business transformations will be instrumental to Deep Isolation Nuclear, as we work toward deploying our innovative nuclear waste storage and disposal solutions, and that she should remain on our Board as such.

Mr. Ralph Hunter. Mr. Hunter has over thirty-five years of experience in the nuclear industry, and is currently the Chairman and CEO of RC Nuclear Consultants, which advises a variety of public and private clients across the nuclear landscape. He currently serves on the boards of directors of three publicly traded companies including Deep Isolation. We believe Mr. Hunter’s vast nuclear industry experience and strong contacts render him qualified to serve on our board, as we work towards successful implementation of our technologies.

Family Relationships

There are no family relationships by, between or among the members of the board of directors or other executive officers of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Meetings of the Board of Directors

During fiscal year 2025, the Board of Directors held 14 meetings and acted by written consent twice. Each director attended all of (i) the meetings of the Board held during the period for which he or she was a director and all of (ii) the meetings held by all committees on which he or she served during that period.

Related Party Transactions

Related Party Transactions with NAC International

NAC International held greater than 5% of Deep Isolation’s pre-Merger capital stock and Mr. Cole, the President and Chief Executive Officer of NAC International, was a member of Deep Isolation’s board of directors beginning in January of 2022. Mr. Cole served as a director on Deep Isolation Nuclear’s Board following the Merger and Private Placement and until November 2025.

NAC Cooperation Agreement

Deep Isolation is a party to that certain Cooperation and Licensing Agreement, dated as of June 17, 2020, with NAC International, pursuant to which the Company and NAC International collaborate on a mutually exclusive basis, subject to certain exceptions, for the development and commercialization of the Company’s UCS canisters for an initial term ending on the 25th anniversary of the effective date of the agreement. There were no payments made to NAC International under the NAC Cooperation Agreement during of the fiscal year ended December 31, 2024. On July 29, 2025, the Company and NAC International executed an amendment to the NAC Cooperation Agreement to also designate NAC International as our exclusive provider for the design, analysis, licensing approval and supply of UCS canisters and associated equipment for above-ground storage.

ARPA-E Subaward Agreement

Deep Isolation and NAC International are parties to that certain Subaward of Advanced Research Projects Agency-Energy Award No. DE-AR0001621, effective July 14, 2022 (the “ARPA-E Subaward Agreement”). Pursuant to the terms of the ARPA-E Subaward Agreement, the Company, as the Prime Recipient of the award, and NAC International, as the Sub-recipient, contracted to collaborate on a joint project for the development of advanced nuclear reactors and establishment of a universal canister design and waste form acceptance criteria for the disposal of advanced reactor waste streams. The maximum amount of funding available under the award is $836,781.00, subject to adjustment for actual costs incurred in connection with the project, with $807,304 of such maximum funding amount spent through years ended December 31, 2024.

Collaboration Agreement

On November 28, 2022, Deep Isolation entered into that certain Collaboration Agreement, effective November 24, 2022, by and among Deep Isolation EMEA Limited, Deep Isolation, Inc., the University of Sheffield and NAC International Inc. The agreement provides for collaboration among the parties on a research project for the development of a high-tech borehole canister for innovative disposal of nuclear waste under the Energy Entrepreneurs Fund administered by the UK’s Department for Business, Energy and Industrial Strategy. The agreement expired by its terms on November 23, 2024. Total eligible costs of the project were approximately £804,444 (approximately $1,027,387), and the maximum grant amount was approximately £594,390 (approximately $759,119), with NAC International receiving the benefit of approximately £21,860 (approximately $27,918) of the grant amount.

Related Party Transactions with DBDC

Administrative Support Services Agreement

Deep Isolation is a member of the Deep Borehole Demonstration Center ("DBDC"), a non-profit organization founded to advance Deep Borehole Disposal ("DBD") through demonstration of the technology and continued development of the supporting safety case. Deep Isolation is also a Program Sponsor and Project Sponsor. The Chair of Deep Isolation’s board, Ms. Muller, serves on the board of the DBDC, and Messrs. Baltzer and Parker, Deep Isolation’s President and Chief Executive Officer and Chief Commercialization Officer, serve as the DBDC’s Treasurer and Secretary, respectively. Additionally, Deep Isolation is a party to that certain Administrative Support Services Agreement, effective November 1, 2022, with the DBDC, pursuant to which the DBDC makes payments to Deep Isolation for the services rendered to the DBDC by the Secretary and Treasurer and for various other administrative and support services. The approximate value of payments received by Deep Isolation from the DBDC pursuant to the agreement during the fiscal year ended December 31, 2025 is $43,000.

Related Party Transactions with Deep Fission

Elizabeth Muller, our co-founder, the Chair of our board of directors and a greater than 5% stockholder, is the co-founder, CEO and a director of Deep Fission, a nuclear energy company and a customer of Deep Isolation. Richard Muller, our co-founder, and a former member of our board of directors, also serves as the Chief Technology Officer of Deep Fission. On November 7, 2025, our directors Jonathan Angell and Leslie Goldman Tepper were appointed to serve as directors on Deep Fission’s board of directors. Deep Isolation has, since January 1, 2023, contracted with Deep Fission to provide Deep Fission with de minimis consulting and administrative support services. We anticipate that we will provide additional services to and continue our business relationship with Deep Fission in the future, and that the value of such services and relationship will exceed $120,000 or 1% of the average total assets of the Company at year end for at least two fiscal years.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and reports of changes in ownership of shares and other equity securities. Such executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities are required by the SEC to furnish us with copies of all Section 16(a) filed by such reporting persons.

Based solely on our review of such forms furnished to us or written representations provided to us by the reporting persons, we believe that all filing requirements applicable to our executive officers, directors and other persons who beneficially own more than 10% of a registered class of our equity securities were complied with in the year ended December 31, 2025.

Clawback Policy

On April 23, 2026, the Board adopted the Clawback Policy (the “Clawback Policy”) providing for the recovery of certain incentive-based compensation from current and former executive officers of the Company in the event the Company is required to restate any of its financial statements filed with the SEC under the Exchange Act in order to correct an error that is material to the previously-issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. A copy of the Clawback Policy has been filed as Appendix A herewith.

Code of Ethics

Our board of directors adopted a code of business conduct and ethics that applies to our directors, which became effective in February of 2026. We also implemented an insider trading policy in March of 2026, which was filed as Exhibit 19.1(a) to our Annual Report on Form 10-K. We have posted a copy of our code of business conduct and ethics on our website at https://www.deepisolation.com/wp-content/uploads/2026/02/Code-of-Ethics-and-Business-Conduct-for-Directors.pdf.

EXECUTIVE OFFICERS AND DIRECTORS
The following table provides information regarding our executive officers and directors as of April 29, 2026:

Name	Age	Positions
Executive Officers
Rod Baltzer	57	Director, President and Chief Executive Officer
Joseph Nelson	42	Chief Financial Officer and Treasurer
Paula Whitten-Doolin	47	Chief Legal Officer and Corporate Secretary
Chris Parker	57	Chief Commercialization Officer
Jesse Sloane	44	Executive Vice President of Engineering
Sophie McCallum	38	Chief of Staff
Steve Airhart	63	President-Freestone Environmental Services

Non-Employee Directors
Elizabeth Muller	47	Chair of the Board
Leslie Goldman Tepper(1)(2)(3)	60	Lead Independent Director
Jonathon Angell(1)(2)	54	Director
Renee Hornbaker(1)(2)(3)	73	Director
Christa Steele(2)(3)	51	Director
Ralph Hunter(1)(3)	60	Director

(1) Member of the nominating and governance committee.
(2) Member of the audit committee.
(3) Member of the compensation committee.

Rod Baltzer was appointed as the President and CEO of Deep Isolation Nuclear when the company was formed in July of 2025 and as a Class A member of its board of directors. Mr. Baltzer joined Deep Isolation in August 2018 and has served as its President and Chief Executive Officer since June 2024. Mr. Baltzer was also elected to the board of Deep Isolation's predecessor company in 2024. Prior to serving as President and Chief Executive Officer, Mr. Baltzer served as Deep Isolation’s Chief Operating Officer from 2018 to 2024. Mr. Baltzer is the former President and CEO of Waste Control Specialists LLC (“WCS”), a leading provider of services for low-level radioactive waste, mixed low-level radioactive waste, and hazardous waste. At WCS he was responsible for all aspects of the business including the NRC license application for the consolidated interim storage of used nuclear fuel. Mr. Baltzer also actively maintained relationships with local community leaders and managed local, state and federal engagement with stakeholders. Mr. Baltzer is an expert in the low-level radioactive waste industry, generators, and national storage and disposal capabilities. Additionally, he successfully facilitated the 2018 sale of WCS to J.F. Lehman & Company. Mr. Baltzer received his Bachelor of Science in Agricultural Economics and Accounting from Oklahoma State University. Mr. Baltzer is also a Certified Public Accountant with experience in public company accounting and has previously served as the Chief Executive Officer of the wholly owned subsidiary of a publicly traded company, during which time he participated in the audits of such company’s financial statements.

Joseph Nelson was appointed as Chief Financial Officer and Treasurer of Deep Isolation, effective February 17, 2026. Prior to Mr. Nelson’s role as Chief Financial Officer, he served as the Chief Financial Officer of Delta Corp Holdings Limited since May 2022. Mr. Nelson has nearly 20 years of experience in a diversified career covering capital markets, logistics, energy, infrastructure, and investor relations. Prior to joining Delta Corp Holdings Limited, Mr. Nelson was Head of Investor Relations for GasLog Ltd. (NYSE: GLOG) and GasLog Partners LP (NYSE:GLOP). Joseph previously worked as an Equity Research Analyst at Credit Suisse covering marine transportation and oilfield services equities. Joseph began his career as a consultant for the Louis Berger Group (now WSP Global, TSX:WSP). He has a BS in Chemistry and a BA in Philosophy from the Stevens Institute of Technology and an MBA from New York University’s Leonard N. Stern

School of Business. He is also a Director on the Board of Directors of Myseum.AI, Inc. (NASDAQ: MYSE), a privacy and social media technology company focused on developing innovative platforms for secure digital sharing and storage.

Paula Whitten-Doolin was appointed as the Chief Legal Officer and Corporate Secretary of Deep Isolation, effective February 3, 2026. Prior to her role at Deep Isolation, she served as the General Counsel to a municipal government entity in Houston, Texas. She has almost two decades of experience advising public and private companies, including as the General Counsel for a public company which previously traded on the NASDAQ, and in various roles at Neste, Schlumberger and Eaton (formerly Cooper Industries). She has led legal, HR, and ESG functions through major transformations, acquisitions, and complex regulatory matters. She currently serves as an independent director at Vuzix (NASDAQ: VUZI) and a board advisor to Cemvita, a private company in the renewable fuels space. Paula began her career as a litigator at Weil, Gotshal & Manges, LLP and holds a JD from Northwestern University Pritzker School of Law and a BS from Caltech.

Chris Parker was appointed as the Chief Commercialization Officer of Deep Isolation Nuclear upon its formation in July of 2025. Mr. Parker has served as Deep Isolation’s Chief Commercialization Officer since May 2024. Mr. Parker also currently serves as Managing Director of Deep Isolation’s wholly owned subsidiary, Deep Isolation EMEA and has held such role since May 2020. Prior to his role as Managing Director, he served as Head of Business Development of Deep Isolation EMEA. From 2009 to the present day, Mr. Parker has also served as a director of CS Transform Limited (“CST”), a small, private company domiciled in the UK that in May 2021 transferred all of its employees, including Mr. Parker, to Deep Isolation EMEA. Additionally, Mr. Parker currently is a director of St. Aubyn Consulting Limited, which is a personal services company with a single customer, CST, and is the vehicle to which CST has paid for any time devoted by Mr. Parker to CST that exceed his directorial duties since the transfer of his employment to Deep Isolation EMEA. Formerly a senior civil servant reporting directly to the British Prime Minister on the digital transformation of the UK’s economy and public services, Mr. Parker has 16 years of experience delivering consultancy and change management at the board level. His experience working for government leaders and blue-chip companies across 40 countries is focused on the development of transformational services and on nurturing public-private partnerships to drive market innovation. Mr. Parker has more than 34 years of experience in stakeholder engagement, governance and partnership development for innovative solutions. Mr. Parker received his MBA with distinction from Imperial College London and Bachelor of Art in French and International Studies from University of Warwick. We believe that Mr. Parker is qualified to serve on Deep Isolation’s management team due to his extensive experience with government affairs and early stage startups.

Jesse Sloane was appointed as the Executive Vice President of Engineering of Deep Isolation Nuclear effective upon its formation in July of 2025. Mr. Sloane joined Deep Isolation in March 2022 and has served as the Executive Vice President of Engineering since that time. Mr. Sloane has 16 years of experience in SNF and waste management, fabrication and transportation, risk engineering and management of large-scale nuclear, capital, and construction projects. Prior to joining Deep Isolation, Mr. Sloane was a Senior Vice President at Marsh McLennan, a leading consulting, brokerage and claims advisory firm with business segments serving the nuclear industry, from August 2019 to March 2022. He is a former U.S. Naval Officer and lead engineer of Spent Fuel Disposal Projects of the Naval Nuclear Propulsion Program. Mr. Sloane is a licensed Professional Engineer. He received his Master of Engineering degree in Mechanical Engineering and Mechanics from Drexel University.

Sophie McCallum was appointed as the Chief of Staff and Corporate Secretary of Deep Isolation Nuclear upon its formation in July of 2025. Ms. McCallum has served as Deep Isolation’s Chief of Staff since May 2018. Prior to her role as Chief of Staff, Ms. McCallum was employed as a part-time consultant at Deep Isolation, beginning in February 2018. Ms. McCallum has 14 years of experience in growing and scaling early stage companies, fostering collaboration and implementing systems. She previously served as Director of Operations at ClinCapture and in an equity derivatives role at BNP Paribas. Ms. McCallum received her MBA in Entrepreneurial Studies and International Studies from ESCP Business School in Paris.

Steve Airhart was the co-owner of Freestone until its acquisition by Deep Isolation and currently serves as the segment’s President. President since 2019. Mr. Airhart has 39 years of experience as a geologist specializing in environmental investigations, compliance, spill response and cleanup actions. He has performed complex investigations of hazardous and radioactive wastes for the DOD and DOE’s Hanford Site, and is an Experienced Program Manager for large federal indefinite delivery/indefinite quantity contracts. Mr. Airhart received his Bachelor of Art degree in Geology from the University of Montana.

Elizabeth Muller is the co-founder of Deep Isolation and has served as the Chair of Deep Isolation’s board of directors since its inception in 2016. She also served as the CEO of Deep Isolation until June 2024. Effective upon the formation of Deep Isolation Nuclear in July of 2025, Ms. Muller was appointed as Chair and a Class C member of the board of directors of Deep Isolation Nuclear. Ms. Muller is the co-founder and CEO of Deep Fission, the co-founder and a former Executive

Director of Berkeley Earth, a former director at Gov3 and was a Policy Advisor at the OECD. Ms. Muller is also a co-author of several of Deep Isolation’s patents. Ms. Muller is an environmentalist with expertise on global warming, stakeholder engagement, strategy, and communications. She holds a degree in Mathematics from University of California San Diego and an MBA from ESCP Business School in Paris. We believe Ms. Muller is qualified to serve on our board due to her direct and sustained leadership experience as the co-founder and former CEO of Deep Isolation, guiding it through its formative stages and into the public markets.

Leslie Goldman Tepper was appointed as a Class B member of the board of directors of Deep Isolation Nuclear and a member of its audit committee, its nominating and governance committee and its compensation committee, effective upon its formation in July of 2025. Ms. Tepper also serves as the chair of our compensation committee and as Lead Independent Director. Ms. Tepper has served as a member of Deep Isolation’s board since April 2022. Ms. Tepper was a General Partner and co-founder of The Artemis Fund, a venture capital fund that invests in early-stage companies founded and led by women, from April 2019 through April 2024, before she moved on to focus on her role as the Managing Member of her family office, a position she has held since September 2019. In April 2025, she was also elected to the board of directors of Titan Acquisition Corp. (“Titan”), a publicly traded and Nasdaq-listed special acquisition company, and is a member of the compensation and audit committees of Titan’s board of directors. In November 2025, she was appointed to serve as a director on Deep Fission’s board of directors and serves as chair of its nominating and governance committee and as a member of the audit and compensation committees. Ms. Tepper has significant experience in helping private companies obtain funding and scale. She has served on the board and/or advisory board of several early and growth stage companies and has been a frequent speaker for the National Association of Corporate Directors (“NACD”), where she also served as a board member for the Texas TriCities and Utah chapters, on private and public company governance, as well as an active member of its private company governance steering committee. Her prior legal experience includes serving as General Counsel of Fisher HealthCare and in-house counsel for Waste Management. Ms. Tepper holds a Bachelor of Arts degree from Yale University, a Master of Arts degree from the University of New South Wales in Sydney and a Juris Doctor from Fordham University School of Law.

Jonathon Angell was appointed as a Class B member of the board of directors of Deep Isolation Nuclear and a member of its audit committee, its nominating and governance committee and its compensation committee, upon its formation in July of 2025. Mr. Angell serves as the chair of our audit committee. Prior to the Merger, Mr. Angell served as a member of Deep Isolation’s board since January 2022. In November 2025, he was appointed to serve as a director on Deep Fission’s board of directors. Mr. Angell is a Silicon Valley business advisor with over 20 years’ experience working with a broad array of businesses, from startups to Fortune 500 companies. He is also the owner and CEO of Angell Investments. He has executed company strategies leading to increased market share, brand dominance, return on investment, and high valuations for equity holders. Mr. Angell has worked with companies such as Hitachi, Toyota, General Motors, Philips, Merrill Lynch, and Ubisoft. In addition, Mr. Angell holds a Master of Business Administration degree from Heriot-Watt University and is a Certified Public Accountant, Certified Financial Manager, Certified Information Systems Auditor and Certified Management Accountant who brings a strong foundation in finance and governance through such educational qualifications. Mr. Angell has a deep familiarity with the Company, having served as its first Chief Financial Officer until 2019 and playing a key role in shaping its financial structure. Notably, Mr. Angell led the Company’s largest acquisition to date—namely, the acquisition of Freestone—which demonstrates his capability in executing complex, high-impact transactions.

Renee Hornbaker was appointed as a Class A member of the board of directors of Deep Isolation Nuclear and a member of its audit committee, its nominating and governance committee and its compensation committee, effective in October 2025. Ms. Hornbaker also serves as the chair of our nominating and governance committee. Ms. Hornbaker has more than four decades of corporate leadership experience. She previously served as the Chief Financial Officer at each of Stream Energy, Shared Technologies and Flowserve Corporation (“Flowserve”). At Flowserve, she also served as the Vice President of Business Development and Information Technologies. Ms. Hornbaker is also a Certified Public Accountant and began her career with the audit practice of Deloitte. She currently serves on the boards of directors of Eastman Chemical Company and the Freeman Company. She is was the Chair of the board of directors of Berry Corporation, until its sale in December 2025. She earned an Master of Business Administration with Beta Gamma Sigma Honors and Bachelor of Arts from Indiana University in Bloomington, Indiana. She has earned credentials from NACD including board leadership fellow, director certified, and board oversight certificates in cybersecurity, AI, and climate and is chair emeritus of the NACD North Texas Chapter. Ms. Hornbaker has been recognized for her governance expertise and business leadership as an outstanding director, including NACD’s 2023 Private Company Director of the Year and outstanding CFO. We believe that Ms. Hornbaker is qualified to serve on our board due to her vast experience with high-tech global businesses in the energy and industrial sector and her strong background in accounting, audit and regulatory oversight.

Christa Steele was appointed as a Class A member of the board of directors of Deep Isolation Nuclear and a member of its audit committee, its nominating and governance committee and its compensation committee, effective in September 2025.

Ms. Steele is a strategic and operationally focused leader with extensive experience as a CEO, executive and board member for both public and private companies. As a governance and financial expert, she holds a CERT Certificate in Cyber Security Oversight from Carnegie Mellon University and is a NACD Board Leadership Fellow. Christa’s strong track record of operational leadership includes two tenures as CEO. She also currently serves on the boards of directors of Global Water Resources (NASDAQ: GWRS), a 'pure-play' water resource management company in Arizona, where she is Chair of the Nominating and Governance committee and an audit committee member; as well as The Doctors Company, the largest physician-owned medical malpractice insurer in the U.S., and Tanimua & Antle, an industry leading grower, packer and global shipper of produce, and has served in those roles since 2026, 2023 and 2019, respectively. From 2020 to 2022, Ms. Steele served as Interim CEO and director of BALCO HOLDINGS, INC, she led the successful division and dissolution of the holding company and its assets. Previously, she served as President, CEO, and a director of Mechanics Bank from 2013 to 2015, where she provided crucial oversight for all financial, regulatory, operational, legal and risk matters. Under her leadership, the bank improved core earnings by 43% in one year and doubled its stock price in less than two years, culminating in a successful sale for a premium. A nationally recognized thought leader, Christa frequently shares her insights on the transformative power of Blockchain, Web 3, Big Data, M&A, and Corporate Governance. She has been honored as a 2023 NACD Director 100 and is a two-time recipient of the “Most Influential Woman in Bay Area Business” award. Her deep understanding of Subscription and Monthly Recurring Revenue business models provides a valuable perspective for Deep Isolation. Ms. Steele holds a Bachelor of Arts degree from California State University, Sacramento and a Master of Business Administration degree from the University of Southern California.

Ralph L. Hunter was appointed as a Class C member of the board of directors of Deep Isolation Nuclear effective in January of 2026. Mr. Hunter brings more than 35 years of experience in the nuclear power generation industry to Deep Isolation. He is Chairman and CEO of RC Nuclear Consultants, LLC, advising investors, data center developers, technology companies, and power offtakers on financing, siting, licensing, technology selection, and operations across the advanced nuclear landscape. Previously, Mr. Hunter led Orion Nuclear Energy Corporation, a global nuclear development company focused on small modular, advanced, and micro-reactor projects. Before that, he served as President and Chairman of Constellation Generation Development, LLC, where he oversaw Constellation Energy Generation’s nuclear development activities worldwide. His prior roles also include Executive Vice President and Representative Director of JExel Nuclear Company – a joint venture between Japan Atomic Power Company and Constellation Energy Generation – and board service at Rolls-Royce SMR Limited. Earlier in his career, Hunter held senior leadership positions at Burns and Roe Group and Westinghouse Electric Company LLC. Mr. Hunter has played a significant role in shaping international nuclear policy and trade, serving as Chair of the U.S. Civil Nuclear Trade Advisory Committee (CINTAC) and Co-Chair of the U.S.–Japan Business Council’s nuclear working group. In addition to Deep Isolation, he is currently on the Boards of Directors of ASPI, QLE, Hadron Energy, and American Nuclear Partners. He holds bachelor’s and master’s degrees in nuclear engineering from the University of Florida and is a certified Project Management Professional.

DIRECTOR COMPENSATION
Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. We compensate directors who are not employed by Deep Isolation with a combination of cash and equity awards, along with certain other benefits as described below. Mr. Baltzer receives no compensation for his service on the Board.

The Compensation Committee annually reviews the director compensation program and recommends proposed changes for approval by the Board. As part of this review, they consider the significant amount of time expended, and the skill level required, by each director not employed by Deep Isolation in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees and the market compensation practices and levels of our peer companies.

During its annual review of the director compensation program in 2025, the Compensation Committee considered an analysis prepared by its independent consultant, Meridian, which summarized director compensation trends for independent directors and pay levels at the same peer companies used to evaluate the compensation of our NEOs. Following this review, and after considering the advice of Meridian about market practices and pay levels, the Compensation Committee did not recommend any changes to our director compensation program during 2025. In February of 2026, the Board added a Lead Independent Director position (Mme. Tepper) and Meridian recommended the addition of a $35,000 cash retainer for that position in 2026.

Our 2025 director compensation program consisted of:
An annual cash retainer of $45,000; an annual stock-based retainer of $130,000; and the following additional compensation for specific services:
1) Annual Audit Committee Chair retainer: $10,000
2) Annual Chair of Compensation or Nominating and Governance Committee Chair retainer of $7,500
3) An annual cash retainer for committee membership of $6,500 per committee
4) And an annual Chair of the Board retainer of $27,000.

As noted, in 2026 our director compensation program will be the same, with the addition of a $35,000 cash retainer for our Lead Independent Director.

Annual Board Stock Retainer for 2025. In 2025, each eligible director received the portion of his or her annual retainer that was payable in stock in the form of restricted stock units (RSUs). The stock retainer was granted under the Deep Isolation Nuclear’s 2025 Long-Term Incentive Plan.

Deferral. Directors' stock retainer is deferred and generally is paid when the director terminates his or her service from the Board.

Expense Reimbursement and Insurance. Deep Isolation reimburses directors for expenses reasonably incurred in connection with attendance and participation at Board and committee meetings and special functions.

The following table describes the compensation earned during 2025 by each individual, other than Mr. Baltzer, who served as a director during 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Elizabeth Muller	$36,000	$130,000	$166,000
Leslie Goldman Tepper	37,875	130,000	167,875
Jonathon Angell	37,250	130,000	167,250
Christa Steele	16,125	130,000	146,125
Renee Hornbaker	18,000	130,000	148,000
Kent Cole (2)	16,125	130,000	146,125

(1)This column reflects the grant date fair value of the stock awards granted to each eligible director during 2025. The grant date fair value was determined in accordance with the accounting guidance for stock-based compensation. See Note 2 of the Consolidated Financial Statements contained in our 2025 Form 10-K for an explanation of the assumptions made in valuing these awards. In November 2025, each sitting director on the Board received an annual stock retainer in the form of 43,333 RSUs of Deep Isolation common stock. All non-employee director stock grants are deferred until the director leaves the Board.
(2)Mr. Cole is the President and CEO of NAC International, and was serving on Deep Isolation's Board on behalf of NAC International. Accordingly, his cash and stock retainers were paid to NAC International. On November 18, 2025, Mr. Cole stepped down from the Deep Isolation Board. In 2026, his vacancy was filled by Ralph Hunter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table indicates the amount of Deep Isolation common stock beneficially owned by the directors and executive officers listed in the Summary Compensation Table under Executive Compensation (referred to as the NEOs), and all directors and executive officers as a group as of April 29, 2026. There were 57,647,613 shares of Deep Isolation common stock outstanding as of April 29, 2026.

Name or Identity of Group	Total Shares Beneficially Owned(1)	Percent of Class
Elizabeth Muller (2)	12,663,479	22.02
Rod Baltzer (3)	1,439,940	2.50
Jonathon Angell (4)	387,559	*
Renee Hornbaker (5)	0	*
Leslie Goldman Tepper (6)	438,990	*
Christa Steele (7)	0	*
Ralph Hunter (8)	0	*
Chris Parker (9)	1,108,768	1.93
Jesse Sloane (10)	370,551	*
Paula Whitten-Doolin (11)	-	*
Joe Nelson (12)	-	*
Directors and executive officers as a group (11)	16,409,287	28.53

*Represents less than 1%.
(1) Unless otherwise noted, the business address of each of the directors and executive officers in this table is Deep Isolation Corporation, 2001 Addison St, Suite 300, Berkeley, California 94704.
(2) Consists of (i) 11,704,270 shares of common stock held directly by Ms. Muller and (ii) 959,209 shares of common stock underlying options which are fully vested and exercisable. The 43,333 shares of common stock underlying RSUs granted on November 19, 2025 are not included here because they have a one-year vesting period and a deferral based on the earlier to occur of a change in control, separation from service or death, thus they do not vest and are not exercisable within 60 days of April 29, 2026.
(3) Consists of (i) 994,710 shares of common stock held directly by Mr. Baltzer and (ii) 426,341 shares of common stock underlying options which were issued under the 2018 EIP, were accelerated in connection with the merger and are fully vested and exercisable within 60 days of March 15, 2026, (iii) 14,167 shares vested and exercisable within 60 days of April 29, 2026 out of the 85,000 shares of common stock underlying RSUs subject to a deferral and vesting over 4 years at a rate of 1/48th per month granted October 1, 2025 and (iv) 4,722 shares out of 28,333 options vested and exercisable within 60 days of April 29, 2026 which shall vest over 4 years at a rate of 1/48th per month granted October 1, 2025.
(4) Consists of (i) 345,574 shares of common stock held directly by Mr. Angell and (ii) 41,985 shares of common stock underlying options which are fully vested and exercisable. The 43,333 shares of common stock underlying RSUs granted on November 19, 2025 are not included here because they have a one-year vesting period and a deferral based on the earlier to occur of a change in control, separation from service or death, thus they do not vest and are not exercisable within 60 days of April 29, 2026.
(5) The 43,333 shares of common stock underlying RSUs granted on November 19, 2025 are not included here because they have a one-year vesting period and a deferral based on the earlier to occur of a change in control, separation from service or death, thus they do not vest and are not exercisable within 60 days of April 29, 2026.
(6) Consists of (i) 65,187 shares of common stock held directly by Ms. Tepper, (ii) 25,000 shares of common stock held by Bella AJT Holdings LLC and (iii) 348,803 shares of common stock underlying options which are fully vested and exercisable. The 43,333 shares of common stock underlying RSUs granted on November 19, 2025 are not included here because they have a one-year vesting period and a deferral based on the earlier to occur of a change in control, separation from service or death, thus they do not vest and are not exercisable within 60 days of April 29, 2026. Ms. Tepper is a member of Bella AJT Holdings LLC and shares voting and investment power over the shares of common stock held thereby.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(7) The 43,333 shares of common stock underlying RSUs granted on November 19, 2025 are not included here because they have a one-year vesting period and a deferral based on the earlier to occur of a change in control, separation from service or death, thus they do not vest and are not exercisable within 60 days of April 29, 2026.
(8) The 43,333 shares of common stock underlying RSUs granted on February 24, 2026 are not included here because they have a one-year vesting period and a deferral based on the earlier to occur of a change in control, separation from service or death, thus they do not vest and are not exercisable within 60 days of April 29, 2026.
(9) Consists of (i) 581,338 shares of common stock held by CS Transform Limited, (ii) 516,746 shares of common stock underlying options held directly by Mr. Parker which were issued under the 2018 EIP, were accelerated in connection with the merger and are fully vested and exercisable within 60 days of April 29, 2026, (iii) 1,924 shares vested and exercisable within 60 days of March 15, 2026 out of the 11,546 shares of common stock underlying RSUs subject to a deferral and vesting over 4 years at a rate of 1/48th per month granted October 1, 2025, (iv) 5,773 shares out of 34,637 options vested and exercisable within 60 days of April 29, 2026 which shall vest over 4 years at a rate of 1/48th per month granted October 1, 2025, (v) 747 shares vested and exercisable within 60 days of April 29, 2026 out of the 5,121 shares of common stock underlying RSUs subject to a deferral and vesting over 4 years at a rate of 1/48th per month granted November 19, 2025 and (vi) 2,240 shares out of 15,364 options vested and exercisable within 60 days of April 29, 2026 which shall vest over 4 years at a rate of 1/48th per month granted November 19, 2025. Mr. Parker is a director and shareholder of CS Transform Limited and shares voting and investment power over the shares of common stock held thereby. The address of CS Transform Limited is The Harlech Building, Theatre Clywd Complex, Mold, United Kingdom, CH7 1YA.
(10) Consists of (i) 361,723 shares of common stock underlying options which were issued under the 2018 EIP, were accelerated in connection with the merger and are fully vested and exercisable within 60 days of March 15, 2026, (ii) 2,099 shares vested and exercisable within 60 days of April 29, 2026 out of the 12,595 shares of common stock underlying RSUs subject to a deferral and vesting over 4 years at a rate of 1/48th per month granted October 1, 2025, (iii) 6,298 shares out of 37,785 options vested and exercisable within 60 days of April 29, 2026 which shall vest over 4 years at a rate of 1/48th per month granted October 1, 2025, (iv) 108 shares vested and exercisable within 60 days of April 29, 2026 out of the 738 shares of common stock underlying RSUs subject to a deferral and vesting over 4 years at a rate of 1/48th per month granted November 19, 2025 and (v) 323 shares out of 2,215 options vested and exercisable within 60 days of April 29, 2026 which shall vest over 4 years at a rate of 1/48th per month granted November 19, 2025.
(11) The 100,000 shares of common stock underlying RSUs and options granted on February 24, 2026 are not included here because they have a one-year cliff vesting period, after which 25% are fully vested and the remainder vest over a period of 4 years, thus they do not vest and are not exercisable within 60 days of April 29, 2026.
(12) The 140,000 shares of common stock underlying RSUs and options granted on February 24, 2026 are not included here because they have a one-year cliff vesting period, after which 25% are fully vested and the remainder vest over a period of 4 years, thus they do not vest and are not exercisable within 60 days of April 29, 2026.

The following table lists the beneficial owners of 5% or more of Deep Isolation’s outstanding shares of common stock as of April 29, 2026. This information is based on the most recently available reports filed with the SEC.

Name or Identity of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage
Warren E. Spieker, Jr.(1)	5,903,431	10.27%
Robert L. Mercer(2)	3,745,760	6.51%
NAC International, Inc.(3)	3,348,533	5.82%
Mark Tompkins (4)	3,150,000	5.48%

(1)Consists of (i) 1,291,864 shares of common stock held directly by Warren E. Spieker, Jr. and (ii) 4,611,567 shares of common stock held by the Spieker Living Trust U/A/D 3/12/02. Mr. Spieker is the sole trustee of the Spieker Living Trust U/A/D 3/12/02 and has dispositive power over the shares of common stock held thereby. The address of the Spieker Living Trust U/A/D 3/12/02 is 707 Menlo Avenue, #100, Menlo Park, CA 94025.
(2)Held by the Robert L. Mercer Revocable Trust. Mr. Mercer is the trustee of the Robert L. Mercer Revocable Trust and has dispositive power over the shares of common stock held thereby. The address of the Robert L. Mercer Revocable Trust is P.O. Box 1086, Walpole, NH 03608.
(3)The address of NAC International, Inc. is 2 Sun Court, Suite 220, Peachtree Corners, Georgia 30092.
(4)The address of Mr. Tompkins is APP 1, Via Guidino 23; Lugano-Paradiso 6900, Switzerland.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Insider Trading Policy and Prohibition on Hedging and Pledging

We have adopted an insider trading policy that governs the purchase, sale and other disposition of our securities by any director, officer and employee of the company, and the company itself, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as NASDAQ listing standards. Under that Insider Trading Policy, our directors, officers, employees, and their “related persons” may not engage in any hedging or monetization transactions with respect to Deep Isolation securities, including by trading in put or call options, warrants, swaps, forwards, and other derivatives or similar instruments in connection with Deep Isolation securities, or by selling Deep Isolation securities “short.” In addition, our directors, officers, employees, and their related persons are prohibited from holding Deep Isolation securities in a margin account or otherwise pledging our securities in any way, including as collateral for a loan. For purposes of this policy, a “related person” of any director or employee includes the spouse, minor children, step-children, or anyone else living in the director’s or employee’s household, partnerships in which the director or employee is a general partner, trusts of which the director or employee is a trustee, estates of which the director or employee is an executor, and any other legal entities controlled by the director or employee.

PROPOSAL 1

ELECTION OF CLASS A DIRECTORS

The Nominating and Governance Committee, comprised of only independent directors, has recommended all of the director nominees discussed on pages 24 through 26 of this proxy statement. All nominees are currently serving as directors.

We have a Board divided into three Classes (Class A, Class B, and Class C), which means only the directors for the Class expiring that calendar year are voted on at the Annual Meeting. This year, the Class standing for election is Class A. If any director is unable to stand for election, the Board may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee standing for election this year will be unavailable or unable to serve.
Plurality Voting for the Election of Directors
Under Deep Isolation's By-Laws, in an uncontested election at which a quorum is present, a director-nominee will be elected if he or she receives a plurality of votes cast “FOR” the nominee’s election, relative to the number of voting shares. Abstentions and broker non-votes do not count.
In contested elections, directors will be elected by majority vote. For purposes of the By-Laws, a “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected.

Biographical Information, Skills, and Qualifications of our Board Nominees

Rod Baltzer
Age: 57 Director of Deep Isolation since 2025 CEO and President, Deep Isolation	Committees: Not independent Other current public directorships: None

Rod Baltzer was appointed as the President and CEO of Deep Isolation Nuclear when the company was formed in July of 2025 and as a Class A member of its board of directors. Mr. Baltzer joined Deep Isolation in August 2018 and has served as its President and Chief Executive Officer since June 2024. Mr. Baltzer was also elected to the board of Deep Isolation's predecessor company in 2024. Prior to serving as President and Chief Executive Officer, Mr. Baltzer served as Deep Isolation’s Chief Operating Officer from 2018 to 2024. Mr. Baltzer is the former President and CEO of Waste Control Specialists LLC (“WCS”), a leading provider of services for low-level radioactive waste, mixed low-level radioactive waste, and hazardous waste. At WCS he was responsible for all aspects of the business including the NRC license application for the consolidated interim storage of used nuclear fuel. Mr. Baltzer also actively maintained relationships with local community leaders and managed local, state and federal engagement with stakeholders. Mr. Baltzer is an expert in the low-level radioactive waste industry, generators, and national storage and disposal capabilities. Additionally, he successfully facilitated the 2018 sale of WCS to J.F. Lehman & Company. Mr. Baltzer received his Bachelor of Science in Agricultural Economics and Accounting from Oklahoma State University. Mr. Baltzer is also a Certified Public Accountant with experience in public company accounting and has previously served as the Chief Executive Officer of the wholly owned subsidiary of a publicly traded company, during which time he participated in the audits of such company’s financial statements.

.

Renee Hornbaker
Age: 73 Director of Deep Isolation since 2025 Retired CFO, Stream Energy	Committees: •Audit Committee •Compensation Committee Nominating and Governance Committee (Chair) Other current public directorships: •Eastman Chemical

24

PROPOSAL 1:ELECTION OF DIRECTORS

Renee Hornbaker was appointed as a Class A member of the board of directors of Deep Isolation Nuclear and a member of its audit committee, its nominating and governance committee and its compensation committee, effective in October 2025. Ms. Hornbaker also serves as the chair of our nominating and governance committee. Ms. Hornbaker has more than four decades of corporate leadership experience. She previously served as the Chief Financial Officer at each of Stream Energy, Shared Technologies and Flowserve Corporation (“Flowserve”). At Flowserve, she also served as the Vice President of Business Development and Information Technologies. Ms. Hornbaker is also a Certified Public Accountant and began her career with the audit practice of Deloitte. She currently serves on the boards of directors of Eastman Chemical Company and the Freeman Company. She is was the Chair of the board of directors of Berry Corporation, until its sale in December 2025. She earned an Master of Business Administration with Beta Gamma Sigma Honors and Bachelor of Arts from Indiana University in Bloomington, Indiana. She has earned credentials from NACD including board leadership fellow, director certified, and board oversight certificates in cybersecurity, AI, and climate and is chair emeritus of the NACD North Texas Chapter. Ms. Hornbaker has been recognized for her governance expertise and business leadership as an outstanding director, including NACD’s 2023 Private Company Director of the Year and outstanding CFO. We believe that Ms. Hornbaker is qualified to serve on our board due to her vast experience with high-tech global businesses in the energy and industrial sector and her strong background in accounting, audit and regulatory oversight.

Christa Steele
Age: 51 Director of Deep Isolation since 2025 Retired CEO, BALCO	Committees: •Compensation Committee •Audit Committee Other current public directorships: •Global Water Resources

Christa Steele was appointed as a Class A member of the board of directors of Deep Isolation Nuclear effective in September 2025. Ms. Steele is a strategic and operationally focused leader with extensive experience as a CEO, executive and board member for both public and private companies. As a governance and financial expert, she holds a CERT Certificate in Cyber Security Oversight from Carnegie Mellon University and is a NACD Board Leadership Fellow. Christa’s strong track record of operational leadership includes two tenures as CEO. She also currently serves on the boards of directors of Global Water Resources (NASDAQ: GWRS) where she is Chair of the Nominating and Governance committee and an audit committee member, as well as The Doctors Company, the largest physician-owned medical malpractice insurer in the U.S., and Tanimua & Antle, an industry leading grower, packer and global shipper of produce, and has served in those roles since 2026, 2023 and 2019, respectively. From 2020 to 2022, Ms. Steele served as Interim CEO and director of BALCO HOLDINGS, INC, she led the successful division and dissolution of the holding company and its assets. Previously, she served as President, CEO, and a director of Mechanics Bank from 2013 to 2015, where she provided crucial oversight for all financial, regulatory, operational, legal and risk matters. Under her leadership, the bank improved core earnings by 43% in one year and doubled its stock price in less than two years, culminating in a successful sale for a premium. A nationally recognized thought leader, Christa frequently shares her insights on the transformative power of Blockchain, Web 3, Big Data, M&A, and Corporate Governance. She has been honored as a 2023 NACD Director 100 and is a two-time recipient of the “Most Influential Woman in Bay Area Business” award. Her deep understanding of Subscription and Monthly Recurring Revenue business models provides a valuable perspective for Deep Isolation. Ms. Steele holds a Bachelor of Arts degree from California State University, Sacramento and a Master of Business Administration degree from the University of Southern California.

25

Our Board Nominees

Our Board regularly and diligently reviews its composition to ensure that its collective membership has the skills to meet the needs of our business and reflects a diversity of perspectives and experiences. All nominees have the highest level of professional integrity.

Name Independence, Age, Tenure Position	Gender Diversity	Racial or Ethnic Diversity	Other Public Boards	Audit	Compensation	Nominating and Governance
Rod Baltzer 57, 2025 CEO and President, Deep Isolation
Renee Hornbaker Independent, 73, 2025 Retired CFO, Stream Energy	X		Eastman Chemical Company	●	●	C
Christa Steele Independent, 51, 2025 Retired CEO, Bay Alarm Company	X		Global Water Resources	●	●

26

PROPOSAL 1:ELECTION OF DIRECTORS

Our Board Composition

Skills, Qualifications, and Experience
Our Board nominees exhibit a diverse range of skills and experience that collectively creates a well-rounded perspective suitable to protecting the interests of shareholders. The following table denotes the areas of expertise we value and the director nominees with that expertise or experience.

SKILLS MATRIX	Rod Baltzer*	Elizabeth Muller	Leslie Goldman Tepper	Jonathon Angell	Christa Steele*	Renee Hornbaker*	Ralph Hunter
INDUSTRY Experience in utility, energy and/or nuclear energy operations, waste disposal, or borehole-associated industries such as oilfield services; including the associated risks of those industries.	✓	✓	✓	✓	✓	✓	✓
GOVERNANCE
Experience maintaining board and management accountability; experience with public company governance; a deep understanding of strong governance and compliance practices that protect and align with the interests of investors and other stakeholders; experience in investor relations.

	✓	✓	✓	✓	✓	✓	✓
RISK MANAGEMENT/SAFETY
Experience identifying, assessing, and controlling financial or business risks, including those risks with potential to impact public safety, operations, and shareholder value, including environmental impacts.

	✓	✓	✓	✓	✓	✓	✓
FINANCE/ACCOUNTING Experience in accounting or finance, including oversight of financial reporting and internal controls and/or raising debt and equity capital.	✓			✓	✓	✓	✓
ENVIRONMENT & SUSTAINABILITY
Experience in overseeing or advising on environmental, climate, or sustainability practices; understanding of environmental policy, regulation, risk, and business operations in regulated industries.

	✓	✓	✓	✓	✓	✓	✓
HUMAN CAPITAL MANAGEMENT Experience in attracting, developing, motivating, and retaining a talented workforce.	✓	✓	✓	✓	✓	✓	✓
EXECUTIVE CEO or other executive management leadership experience with an understanding of how to lead complex organizations.	✓	✓	✓	✓	✓	✓	✓

27

REGULATORY/GOVERNMENT
Experience in regulatory affairs, public policy, or government; exposure to heavily regulated industries and their governing bodies; experience directly managing employees engaged in policy or regulatory affairs.
✓	✓	✓	✓	✓	✓	✓
CYBERSECURITY/TECHNOLOGY
Experience overseeing information technology functions and understanding risks associated with cybersecurity, data protection, and system resilience. Includes familiarity with AI enabled tools and technologies that drive operational efficiency and support enterprise performance.

✓	✓	✓	✓	✓	✓	✓
*Candidate for re-election as a Class A Director this year

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE BOARD’S NOMINEES SET FORTH ABOVE USING THE ENCLOSED PROXY CARD.

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PROPOSAL 2

RATIFICATION OF CBIZ CPAs P.C. (“CBIZ”)
AS COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

The Audit Committee is directly responsible for the appointment and compensation, including the preapproval of audit fees as described below, and the retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee annually performs an assessment of CBIZ’s independence and performance in deciding whether to retain CBIZ or engage a different independent auditor. Based on this evaluation, the Audit Committee has selected CBIZ as Deep Isolation’s independent registered public accounting firm for 2026. Although stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required under the Company’s Amended and Restated Certificate of Incorporation or By-laws, the Board of Directors believes that submitting the appointment of CBIZ to the Company’s stockholders for ratification is a matter of good corporate governance and provides stockholders with an opportunity to express their views on the Company’s independent auditors. Accordingly, the Board is asking stockholders to ratify the appointment of CBIZ.

Advisory Nature of the Vote

The ratification of the appointment of CBIZ is advisory in nature. If the stockholders do not ratify the appointment, the Audit Committee will reconsider its selection of the independent registered public accounting firm. However, because the Audit Committee is responsible for the appointment, retention and oversight of the independent auditor, it may determine that the continued retention of CBIZ is in the best interests of the Company and its stockholders even if the appointment is not ratified.

Conversely, even if the stockholders ratify the appointment of CBIZ, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independence

CBIZ has served as our independent registered public accounting firm since 2024. CBIZ’s level of service, industry experience, and experience with Deep Isolation have allowed them to gain expertise regarding Deep Isolation’s operations, accounting policies and practices, and internal control over financial reporting. Educating a new auditor would require significant time, which could also result in a distraction in focus for Deep Isolation management. CBIZ’s existing experience also enables a more efficient fee structure.

Information on CBIZ’s fees for services rendered in 2024 and 2025 are listed below.

In addition to the annual review of CBIZ’s independence and in association with the mandatory rotation of CBIZ’s lead engagement partner every five years, the Audit Committee oversees the selection of CBIZ’s new lead engagement partner, including discussing candidate qualifications and interviewing potential candidates put forth by CBIZ.

Representatives of CBIZ are expected to participate in the Annual Meeting and will be available to respond to appropriate questions that are submitted in advance of or at the Annual Meeting.

29

Audit Fees

Type of Fees	2025	2024
Audit Fees(1)	$663,850	$-
Audit-Related Fees(2)	-	-
Tax Fees(3)	-	-
All Other Fees(4)	-	-
Total fees:	$663,850	$-

(1)Audit Fees are fees billed, or expected to be billed, by CBIZ for professional services for the financial statement audits of Deep Isolation and our subsidiaries, including the audit of the internal control over financial reporting of Deep Isolation and subsidiaries included in Deep Isolation’s 2025 Form 10-K, reviews of financial statements included in Deep Isolation’s Quarterly Reports on Form 10-Q, statutory and regulatory attestation procedures, and services associated with securities filings, such as comfort letters and consents.
(2)Audit-Related Fees are fees billed, or expected to be billed, by CBIZ for assurance and related services, including examinations of management assertions on financial reporting-related matters.
(3)Tax Fees are fees billed, or expected to be billed, by CBIZ for tax return assistance and preparation, tax examination assistance, and professional services related to tax planning and tax strategy.
(4)Other Fees are fees billed, or expected to be billed, by CBIZ for attendance at CBIZ-sponsored trainings, conferences, and access to CBIZ research tools and subscription services.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends a vote FOR ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the year ending December 31, 2026

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PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that the Company’s stockholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in the 2025 Summary Compensation Table under the heading “Executive Compensation” (“named executive officers”). The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders.

This advisory stockholder vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the stockholders of Deep Isolation Nuclear, Inc. approve all of the compensation of the Company’s executive officers who are named in the 2025 Summary Compensation Table of the Company’s 2026 Proxy Statement, as such compensation is disclosed in the Company’s 2026 Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy Statement’s 2025 Summary Compensation Table and other executive compensation tables and related narrative disclosures.

Although the vote is non-binding, our Board and the Compensation Committee will review the voting results. To the extent there is a significant negative vote, we would communicate directly with stockholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs. However, your non-binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

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PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that the Company’s stockholders have the opportunity to cast a non-binding advisory vote regarding how frequently the Company should seek from its stockholders a non-binding advisory vote (similar to Proposal 3 above) on the compensation disclosed in the Company’s proxy statement of its executive officers who are named in the proxy statement’s summary compensation table for the year in question (the “named executive officers”). By voting on this frequency proposal, stockholders may indicate whether they would prefer that the advisory vote on the compensation of the Company’s named executive officers occur every one, two or three years. Stockholders may also abstain from voting on the proposal.

The Board of Directors has determined that an advisory vote by the Company’s stockholders on executive compensation that occurs every year is the most appropriate alternative for the Company. An annual advisory vote on the compensation of our named executive officers allows us to obtain information on stockholders’ views of the compensation of our named executive officers on a more consistent basis. In addition, an annual advisory vote on the compensation of our named executive officers aligns more closely with our objective to engage in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and programs.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years when you vote in response to this proposal, and you may also abstain from voting on the proposal. Your vote on this proposal is not a vote to approve or disapprove of the recommendation of the Board of Directors but rather is a vote to select one of the options described in the preceding sentence. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory vote on executive compensation that has been recommended by the stockholders. However, because this vote is advisory and not binding on either the Board of Directors or the Company, the Board of Directors may subsequently decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation that differs in frequency from the option that received the highest number of votes from the Company’s stockholders at the Annual Meeting.

Following the Annual Meeting, we will disclose the frequency ultimately selected by the Board for future advisory votes on executive compensation, taking into account the voting results and other relevant factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that stockholders vote for future advisory votes on executive compensation for a frequency of “EVERY YEAR.”

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EXECUTIVE COMPENSATION
Summary Compensation Table

The following table provides compensation information for our CEO (Mr. Baltzer), and our two other executive officers who were employed on December 31, 2025 (Mr. Parker and Mr. Sloane).

In reviewing NEO Compensation, the Compensation Committee considered an analysis prepared by its independent consultant, Meridian, which summarized compensation trends for executives and pay levels at peer companies.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Equity Awards ($)(1)	All Other Compensation ($)		Total ($)
Rod Baltzer President and CEO	2025	$333,826		$60,000	$291,168	$-		$684,994
	2024	324,000		40,250	27,600	-		391,850
Chris Parker Chief Commercial Officer	2025	224,723	(2)	8,245	116,484	49,197	(3)	398,649
	2024	208,335		20,092	7,608	11,237		247,272
Jesse Sloane Executive Vice President of Engineering, Deep Isolation	2025	228,771		18,375	90,803	-		337,949
	2024	222,667		42,642	8,826	-		274,135

(1) Stock awards and option awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards, please see Note 13 to the Company’s financial statements for the year ended December 31, 2025.

(2) Mr. Parker’s base salary is denominated in GBP and has been converted to USD above using the yearly average GBP to USD exchange rate for 2025 of 0.758.

(3) Comprised of sales commissions paid to Mr. Parker pursuant to the Company’s sales commission plan.

Executive Compensation Arrangements

General

In November 2025, the Company entered into executive employment agreements with each of our President and Chief Executive Officer, Rod Baltzer; Chief Commercialization Officer, Chris Parker; and Executive Vice President of Engineering, Jesse Sloane (such officers collectively, the “Named Executives”). In February 2026, the Company entered into executive employment agreements with its General Counsel, Paula Whitten-Doolin, and its Chief Financial Officer, Joseph Nelson (both also included in the “Named Executives”). Also in February 2026, the Company’s Board of Directors approved certain changes to Mr. Baltzer’s compensation agreement. Such agreements, and amendments, if applicable, compensate our Named Executives for their service to the Company consistent with market-standard practices. Each of the Named Executives is also eligible to participate in all employee benefit arrangements that may be offered to our executives of like status from time to time.

The following summaries of the executive employment agreements with Rod Baltzer, Jesse Sloane, Chris Parker, Paula Whitten-Doolin and Joseph Nelson, respectively, do not purport to be complete and are qualified in their entirety by reference to the full text of each of their executive employment agreements, copies of which are filed in the Registration Statement on Form S-1 filed on February 17, 2026 as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively.

Rod Baltzer

33

EXECUTIVE COMPENSATION
Pursuant to the Company’s executive employment arrangement with Mr. Baltzer (the “Baltzer Agreement”), Mr. Baltzer (i) is entitled to an annual base salary of $425,000, (ii) is eligible for a performance-based target bonus of 75% of his annual base salary, (iii) may receive a total long-term incentive equity issuance of up to an equivalent value of $600,000 and (iv) is eligible for an annual equity award subject to the terms and conditions set forth in the Company’s 2025 EIP. The term of Mr. Baltzer’s employment is three years and shall automatically renew for subsequent periods of one year, unless earlier terminated pursuant to the terms of the Baltzer Agreement.

If Mr. Baltzer’s employment is terminated by the Company for Cause or by Mr. Baltzer without Good Reason, as defined in the Balzer Agreement, he is entitled only to accrued but unpaid Base Salary, any earned but unpaid Annual Target Bonus, COBRA continuation rights, unreimbursed business expenses, and any other amounts required by law or Company policy (the “Baltzer Accrued Rights”).

If Mr. Baltzer’s employment is terminated by the Company without Cause or by Mr. Baltzer for Good Reason outside of a change-in-control period, he is entitled to receive: (i) the Baltzer Accrued Rights; (ii) six months of Base Salary, plus an additional six months if he has not secured replacement employment; (iii) 50% of his Annual Target Bonus (or a pro-rated bonus if higher); (iv) accelerated vesting of time-based equity awards granted in 2025; and (v) 12 months of COBRA premium payments.

If Mr. Baltzer’s employment is terminated by the Company without Cause within 24 months following or 12 months preceding a Change in Control or by Mr. Baltzer for Good Reason during this change-in-control period, Mr. Baltzer is entitled to: (i) the Baltzer Accrued Rights; (ii) two times Base Salary; (iii) two times Annual Target Bonus; (iv) full accelerated vesting of all time-based and performance-based equity awards (at target); and (v) 12 months of COBRA premium payments.

Termination due to death or disability does not entitle Mr. Baltzer (or his estate or heirs) to any severance benefits under the Baltzer Agreement.

Jesse Sloane

Pursuant to the Company’s executive employment agreement with Mr. Sloane (the “Sloane Agreement”), Mr. Sloane (i) is entitled to an annual base salary of $251,900, (ii) is eligible for a performance-based target bonus of 20% of his annual base salary and (iii) is eligible for an annual equity award subject to the terms and conditions set forth in the Company’s 2025 EIP. The term of Mr. Sloane’s employment is three years and shall automatically renew for subsequent periods of one year, unless earlier terminated pursuant to the terms of the Sloane Agreement.

If Mr. Sloane’s employment is terminated by the Company for Cause or by Mr. Sloane without Good Reason, as defined in the Sloane Agreement, he is entitled only to accrued but unpaid Base Salary, any earned but unpaid Annual Target Bonus, COBRA continuation rights, unreimbursed business expenses, and any other amounts required by law or Company policy (the “Sloane Accrued Rights”).

If Mr. Sloane’s employment is terminated by the Company without Cause or by Mr. Sloane for Good Reason outside of a change-in-control period, he is entitled to receive: (i) the Sloane Accrued Rights; (ii) three months of Base Salary, plus an additional three months if he has not secured replacement employment; (iii) 25% of his Annual Target Bonus (or a pro-rated bonus if higher); (iv) accelerated vesting of time-based equity awards granted in 2025; and (v) 12 months of COBRA premium payments.

If Mr. Sloane’s employment is terminated by the Company without Cause within 24 months following or 12 months preceding a Change in Control or by Mr. Sloane for Good Reason during this change-in-control period, Mr. Sloane is entitled to: (i) the Sloane Accrued Rights; (ii) one and a half times Base Salary; (iii) one and a half times Annual Target Bonus; (iv) full accelerated vesting of all time-based and performance-based equity awards (at target); and (v) 12 months of COBRA premium payments.

Termination due to death or disability does not entitle Mr. Sloane (or his estate or heirs) to any severance benefits under the Sloane Agreement.

Chris Parker

34

EXECUTIVE COMPENSATION
Deep Isolation EMEA entered into an executive employment agreement with Chris Parker (the “Parker Agreement”), Mr. Parker (i) is entitled to an annual base salary of £173,617, (ii) is eligible for a performance-based target bonus of 20% of his annual base salary and (iii) may receive sales commission subject to the terms and conditions of the Company’s Sales Commission Plan.

If Mr. Parker's employment is terminated by the Company for Cause or if he voluntarily resigns without Good Reason, he is entitled only to “Parker Accrued Rights,” consisting of: (i) unpaid Basic Salary accrued through the termination date; (ii) accrued but unused minimum holiday entitlement; and (iii) approved, unreimbursed business expenses.

If Mr. Parker’s employment is terminated by the Company without Cause or by Mr. Parker for Good Reason outside the “Protection Period” (defined as the 24-month period following a Change in Control and the 12-month period immediately preceding a Change in Control), he is entitled to: (i) Parker Accrued Rights; (ii) three months of Basic Salary, plus an additional three months if he has not secured replacement employment (or the positive spread if replacement employment pays less); (iii) 50% of his Annual Target Bonus, or if higher, a pro-rated Annual Target Bonus; and (iv) 12 months of Medical Insurance Benefit payments.

If Mr. Parker’s employment is terminated by the Company without Cause or by Mr. Parker for Good Reason during the Protection Period, he is entitled to enhanced benefits: (i) Parker Accrued Rights; (ii) 1.5 times Basic Salary; (iii) 1.5 times Annual Target Bonus; and (iv) 12 months of Medical Insurance Benefit payments.

Termination due to death or disability does not entitle Mr. Parker (or his estate or heirs) to any severance benefits under the agreement. All compensation, equity plans, and benefits terminate on the date of termination unless otherwise provided by another agreement or required by law.

Paula Whitten-Doolin

Pursuant to the Company’s executive employment agreement with Ms. Whitten-Doolin (the “Whitten-Doolin Agreement”), Ms. Whitten-Doolin (i) is entitled to an annual base salary of $350,000, (ii) is eligible for a performance-based target bonus of 50% of her annual base salary and (iii) is eligible for an annual equity award subject to the terms and conditions set forth in the Company’s 2025 EIP. The term of Ms. Whitten-Doolin’s employment is three years and shall automatically renew for subsequent periods of one year, unless earlier terminated pursuant to the terms of the Whitten-Doolin Agreement.

If Mr. Ms. Whitten-Doolin’s employment is terminated by the Company for Cause or by Ms. Whitten-Doolin without Good Reason, as defined in the Whitten-Doolin Agreement, she is entitled only to accrued but unpaid Base Salary, any earned but unpaid Annual Target Bonus, COBRA continuation rights, unreimbursed business expenses, and any other amounts required by law or Company policy (the “Whitten-Doolin Accrued Rights”).

If Ms. Whitten-Doolin’s employment is terminated by the Company without Cause or by Ms. Whitten-Doolin for Good Reason outside of a change-in-control period, she is entitled to receive: (i) the Whitten-Doolin Accrued Rights; (ii) three months of Base Salary, plus an additional three months if she has not secured replacement employment; (iii) 25% of her Annual Target Bonus (or a pro-rated bonus if higher); (iv) accelerated vesting of time-based equity awards granted; and (v) 12 months of COBRA premium payments.

If Ms. Whitten-Doolin’s employment is terminated by the Company without Cause within 24 months following or 12 months preceding a Change in Control or by Ms. Whitten-Doolin for Good Reason during this change-in-control period, Ms. Whitten-Doolin is entitled to: (i) the Whitten-Doolin Accrued Rights; (ii) one and a half times Base Salary; (iii) one and a half times Annual Target Bonus; (iv) full accelerated vesting of all time-based and performance-based equity awards (at target); and (v) 12 months of COBRA premium payments.

Termination due to death or disability does not entitle Ms. Whitten-Doolin (or her estate or heirs) to any severance benefits under the Whitten-Doolin Agreement.

Joseph Nelson

Pursuant to the Company’s executive employment agreement with Mr. Nelson (the “Nelson Agreement”), Mr. Nelson (i) is entitled to an annual base salary of $350,000, (ii) is eligible for a performance-based target bonus of 50% of his annual base salary and (iii) is eligible for an annual equity award subject to the terms and conditions set forth in the Company’s

35

EXECUTIVE COMPENSATION
2025 EIP. The term of Mr. Nelson’s employment is three years and shall automatically renew for subsequent periods of one year, unless earlier terminated pursuant to the terms of the Nelson Agreement.

If Mr. Nelson’s employment is terminated by the Company for Cause or by Mr. Nelson without Good Reason, as defined in the Nelson Agreement, he is entitled only to accrued but unpaid Base Salary, any earned but unpaid Annual Target Bonus, COBRA continuation rights, unreimbursed business expenses, and any other amounts required by law or Company policy (the “Nelson Accrued Rights”).

If Mr. Nelson’s employment is terminated by the Company without Cause or by Mr. Nelson for Good Reason outside of a change-in-control period, he is entitled to receive: (i) the Nelson Accrued Rights; (ii) twelve months of Base Salary, plus an additional three months if he has not secured replacement employment; (iii) 75% of his Annual Target Bonus (or a pro-rated bonus if higher); (iv) accelerated vesting of all time-based equity awards granted prior to the date of termination; and (v) 12 months of COBRA premium payments.

If Mr. Nelson’s employment is terminated by the Company without Cause within 24 months following or 12 months preceding a Change in Control or by Mr. Nelson for Good Reason during this change-in-control period, Mr. Nelson is entitled to: (i) the Nelson Accrued Rights; (ii) one and a half times Base Salary; (iii) one and a half times Annual Target Bonus; (iv) full accelerated vesting of all time-based and performance-based equity awards (at target); and (v) 12 months of COBRA premium payments.

Termination due to death does not entitle Mr. Nelson (or his estate or heirs) to any severance benefits under the Nelson Agreement. In the event of a termination due to Disability, Mr. Nelson is entitled to the Nelson Accrued Rights and a lump sum severance payment equal to six (6) months of Base Salary.

Outstanding Equity Awards to Named Executive Officers at Fiscal Year-End

As required by Item 402(x) of Regulation S-K, we are providing the following summary of the timing of option awards in relation to the disclosure of material non-public information. The company typically makes option awards to its executive officers a) upon hire and b) upon determination of exceptional performance. In 2025, the Company concluded an APO and in conjunction with that effort, which was significant, awarded employees (in general) and named executive officers options on October 1, 2025, more than a month prior to filing the Form 10-Q for the third quarter of 2025. Upon conversation with the Compensation Committee's Consultant, Meridian, the Committee determined that two of those option awards (to Messrs. Sloane and Parker only) did not adequately reflect the level of effort put forth by each to support the Company during that offering. Accordingly, in November, by written consent, the Compensation Committee granted Messrs. Sloane and Parker additional options.

Neither the Compensation Committee nor the Board took material nonpublic information into account when determining the timing and terms of these equity awards in 2025. Instead, the timing of grants is determined as above, with performance and in accordance with the yearly compensation cycle to incentivize the executives to deliver on the Company's strategic objectives. Moreover, the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

The following table sets forth information regarding each unexercised stock option or unvested stock award held by each named executive officer as of December 31, 2025.

36

EXECUTIVE COMPENSATION

	Option awards(1)					Stock awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option Exercise Price ($) (23)	Option Expiration Date	Number of shares that have not vested (#)	Market value of shares that have not vested ($)
Rod Baltzer	2/2/2022(2)	4,315	0	$0.20	2/2/2032	0	0
	11/14/2023(3)	53,845	0	$0.18	11/14/2033	0	0
	05/15/2024(4)	290,669	0	$0.18	5/14/2034	0	0
	04/10/2025(5)	77,512	0	$0.20	4/10/2035	0	0
	10/1/2025(6)	3,542	24,791	$3.00	10/1/2035	74,375	223,125
	10/1/2025(7)	0	12,500	$3.00	0	37,500	112,500
Chris Parker	07/20/2021(8)	85,263	0	$0.19	7/20/2031	0	0
	07/19/2022(9)	22,608	0	$0.20	7/29/2032	0	0
	11/14/2023(10)	129,186	0	$0.18	11/14/2033	0	0
	05/15/2024(11)	77,512	0	$0.18	5/15/2034	0	0
	08/20/2024(12)	31,005	0	$0.18	8/20/2034	0	0
	04/10/2025(13)	171,172	0	$0.20	4/10/2035	0	0
	10/1/2025(14)	4,330	30,307	$3.00	10/1/2035	10,103	30,309
	11/19/2025(15)	1,280	14,083	$3.00	11/19/2035	4,694	14,082
Jesse Sloane	03/15/2022(16)	51,675	0	$0.20	3/15/2032	0	0
	11/14/2023(17)	77,512	0	$0.18	11/14/2033	0	0
	05/15/2024(18)	77,512	0	$0.18	5/15/2034	0	0
	08/20/2024(19)	49,091	0	$0.18	8/20/2034	0	0
	04/10/2025(20)	105,933	0	$0.20	4/10/2035	0	0
	10/1/2025(21)	4,723	33,062	$3.00	10/1/2035	11,021	33,063
	11/19/2025(22)	185	2,030	$3.00	11/19/2035	676	2028

(1)
All stock options listed above represent options to purchase shares of our common stock following the closing of the Merger and were granted under the 2018 EIP presented on an as-converted basis. In connection with the Merger and effective as of immediately prior to the Effective Time, the board of directors of Deep Isolation approved the accelerated vesting of all 2018 EIP Options that remained unexercised and outstanding.

(2)
The stock options were subject to a 4-year vesting schedule, with 25% of the option shares vesting on January 29, 2023 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. Vesting of such options was accelerated in connection with the Merger. See note 1.

(3)
The stock options were subject to a 4-year vesting schedule, with 25% of the option shares vesting on February 2, 2024 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. Vesting of such options was accelerated in connection with the Merger. See note 1.

(4)
The stock options were subject to a 4-year vesting schedule, with 25% of the option shares vesting on June 1, 2025 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. Vesting of such options was accelerated in connection with the Merger. See note 1.

37

EXECUTIVE COMPENSATION

(5)
The stock options were subject to a 4-year vesting schedule, with a one year cliff and 1/48th of the option shares vesting monthly over a 48-month period beginning on April 1, 2025. Vesting of such options was accelerated in connection with the Merger. See note 1.

(6)
The stock options are subject to a 4-year vesting schedule, vesting monthly over a 48-month period beginning on October 1, 2025, subject to the executive’s continued employment through each vesting date. The RSUs are subject to a 4-year vesting schedule, with 1/48th of the RSUs vesting monthly over a 48-month period beginning October 1, 2025. There is no expiration date for the RSUs.

(7)
The stock options are contingent on the Company achieving certain milestones on or prior to March 31, 2026. If such milestones are achieved on or prior to March 31, 2026, then the options will vest 100% on March 31, 2026.

(8)
The stock options were subject to a 4-year vesting schedule, with 25% of the option shares vesting on February 1, 2021 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. Vesting of such options was accelerated in connection with the Merger. See note 1.

(9)
The stock options were subject to a 4-year vesting schedule, with 25% of the option shares vesting on August 1, 2023 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. Vesting of such options was accelerated in connection with the Merger. See note 1.

(10)
The stock options were subject to a 4-year vesting schedule, with 25% of the option shares vesting on February 2, 2024 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. Vesting of such options was accelerated in connection with the Merger. See note 1.

(11)
The stock options were subject to a 4-year vesting schedule, with 25% of the option shares vesting on June 1, 2025 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. Vesting of such options was accelerated in connection with the Merger. See note 1.

(12)
The stock options were subject to a 4-year vesting schedule, with 1/48th of the option shares vesting monthly over a 48-month period beginning on May 1, 2024. Vesting of such options was accelerated in connection with the Merger. See note 1.

(13)
The stock options were subject to a 4-year vesting schedule, with a one year cliff and 1/48th of the option shares vesting monthly over a 48-month period beginning on April 1, 2025. Vesting of such options was accelerated in connection with the Merger. See note 1.

(14)
The stock options are subject to a 4-year vesting schedule, vesting monthly over a 48-month period beginning on October 1, 2025, subject to the executive’s continued employment through each vesting date. The RSUs are subject to a 4-year vesting schedule, with 1/48th of the RSUs vesting monthly over a 48-month period beginning October 1, 2025. There is no expiration date for the RSUs.

(15)
The stock options are subject to a 4-year vesting schedule, vesting monthly over a 48-month period beginning on November 19, 2025, subject to the executive’s continued employment through each vesting date. The RSUs are subject to a 4-year vesting schedule, with 1/48th of the RSUs vesting monthly over a 48-month period beginning November 19, 2025. There is no expiration date for the RSUs.

38

EXECUTIVE COMPENSATION

(16)
The stock options were subject to a 4-year vesting schedule, with 25% of the option shares vesting on March 24, 2023 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. Vesting of such options was accelerated in connection with the Merger. See note 1.

(17)
The stock options were subject to a 4-year vesting schedule, with 25% of the option shares vesting on February 2, 2024 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. Vesting of such options was accelerated in connection with the Merger. See note 1.

(18)
The stock options were subject to a 4-year vesting schedule, with 25% of the option shares vesting on June 1, 2025 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. Vesting of such options was accelerated in connection with the Merger. See note 1.

(19)
The stock options were subject to a 4-year vesting schedule, with 1/48th of the option shares vesting monthly over a 48-month period beginning on May 1, 2024. Vesting of such options was accelerated in connection with the Merger. See note 1.

(20)
The stock options were subject to a 4-year vesting schedule, with a one year cliff and 1/48th of the option shares vesting monthly over a 48-month period beginning on April 1, 2025. Vesting of such options was accelerated in connection with the Merger. See note 1.

(21)
The stock options are subject to a 4-year vesting schedule, vesting monthly over a 48-month period beginning on October 1, 2025, subject to the executive’s continued employment through each vesting date. The RSUs are subject to a 4-year vesting schedule, with 1/48th of the RSUs vesting monthly over a 48-month period beginning October 1, 2025. There is no expiration date for the RSUs.

(22)
The stock options are subject to a 4-year vesting schedule, vesting monthly over a 48-month period beginning on November 19, 2025, subject to the executive’s continued employment through each vesting date. The RSUs are subject to a 4-year vesting schedule, with 1/48th of the RSUs vesting monthly over a 48-month period beginning November 19, 2025. There is no expiration date for the RSUs.

(23)	The exercise prices in this column represent the fair market value of a share of Deep Isolation Common Stock on the date of grant, as determined by the Deep Isolation board of directors.

39

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

You received these proxy materials because you are a stockholder of Deep Isolation. The Board is providing these proxy materials to you in connection with Deep Isolation’s Annual Meeting to be held on June 16, 2026 at 9:00 A.M., Pacific Time, via live webcast. If you would like to attend the Virtual Meeting, please register in advance at https://meeting.vstocktransfer.com/DEEPISOLATIONJUN26. These materials will first be sent or made available to stockholders of record as of the Record Date on or about April 24, 2026. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

These materials also include a voting instruction form or proxy card for the Annual Meeting. Voting instruction forms and proxy cards are being solicited on behalf of the Board. Deep Isolation’s proxy materials include detailed information about the matters that will be considered and voted on at the Annual Meeting and provide updated information about Deep Isolation that you should consider in order to make an informed decision when voting your shares.

When and where will the Annual Meeting be held?

The Annual Meeting is scheduled to be held on June 16, 2026 at 9:00 A.M., Pacific Time, in a virtual only meeting format via live webcast. If you would like to attend the Virtual Meeting, please register in advance at https://meeting.vstocktransfer.com/DEEPISOLATIONJUN26. You will not be able to attend the Annual Meeting at a physical location. Attendance at the Annual Meeting will be limited to stockholders as of the Record Date, their proxy holders, and invited guests of Deep Isolation. Access to the Annual Meeting may be granted to others at the discretion of Deep Isolation and the chair of the Annual Meeting.

Please have your voting instruction form, proxy card, or other communication containing your control number available and follow the instructions to complete your registration request. You will be required to provide your control number to register for the Annual Meeting.

If you are a registered holder and would like to vote at the Virtual Meeting, please follow the link under the “Resources” tab on your screen during the Meeting. Your VStock Notice or Proxy Card (with Control Number) are required to vote.

If you are a beneficial holder, you must obtain a “legal proxy” from your broker, bank, or other nominee in order to vote at the Annual Meeting. In order to do so, please submit your “legal proxy” and a completed Proxy Ballot indicating your voting choices to vote@vstocktransfer.com prior to the Meeting taking place. Beneficial holders who do not submit these documents prior to the Meeting will not be able to vote at the Annual Meeting. If you need assistance with registration or voting, or have any questions, please contact the Company.

We will provide stockholders with the opportunity to ask questions via the virtual meeting platform. During the meeting, shareholders can utilize the “Q&A” button present on their screen to submit their questions.

Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance either by completing, signing, and dating the enclosed voting instruction form or proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone, as soon as possible. This will ensure your vote will be counted if you later are unable or decide not to attend the Annual Meeting.

What if I experience technical issues with the virtual meeting platform?

We will have technicians ready to assist you with any technical difficulties you may have while accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the Annual Meeting, please call the technical support number that will be included in the reminder email you will receive the day before the meeting. We encourage you to access the virtual meeting prior to the start time. If you need assistance with registration, voting or have any questions, please contact the Company.

What is a proxy?

40

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

A proxy is your legal designation of another person (your “proxy”) to vote the shares of common stock you own at the Annual Meeting. By completing and returning the proxy card(s), which identify the individuals authorized to act as your proxy, you are giving each of those individuals the authority to vote your shares of common stock as you have instructed. By voting via proxy, each stockholder is able to cast his or her vote without having to attend the Annual Meeting.

Our Board is asking you to give your proxy to Rod Baltzer, our Director, President and Chief Executive Officer, and Joseph Nelson, our Chief Financial Officer and Treasurer. Giving your proxy to Messrs. Baltzer and Nelson means that you authorize them, either of them, or their duly appointed substitutes or re-substitutes to vote your shares at the Annual Meeting in accordance with your instructions.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares of common stock in different ways (e.g., different names, trusts, custodial accounts, joint tenancy) or in multiple accounts. If your shares of common stock are held by a broker or bank (i.e., in “street name”), you will receive your proxy card and other voting instructions directly from your brokerage firm, bank, trust, or other nominee. It is important that you complete, sign, date and return each proxy card you receive, or vote via the Internet or by telephone as described in the instructions included with your proxy card(s).

What matters will be voted on at the Annual Meeting?

We are aware of four matters that stockholders may vote on at the Annual Meeting. The following items are each listed on the proxy card:

●	Proposal 1 - To elect three (3) Class A directors to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

●	Proposal 2 - To provide an advisory vote to ratify the selection of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2026.

●	Proposal 3 - To conduct an advisory vote on executive compensation.

●	Proposal 4 - To conduct an advisory vote on the frequency of future advisory votes on executive compensation.

We will also transact such other matters as may properly come before the Annual Meeting.

Could other matters be decided at the Annual Meeting?

The Board does not intend to present to the Annual Meeting any business other than the proposals described in this Proxy Statement. Our Board is not aware of any other business to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the individuals named as proxies on the enclosed proxy card, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their discretion on such matters to the extent authorized by Rule 14a-4(c) of the Exchange Act.

What are the Board’s voting recommendations?

The Board unanimously recommends that you vote your shares using the enclosed proxy card:

●	“FOR ALL” three (3) Class A directors to be elected to serve on the Board until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1).

●	“FOR” the ratification of CBIZ CPAs, P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2026 (Proposal 2).

41

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

●	“FOR” the proposal to approve, on an advisory basis, the compensation of our named executive officers (Proposal 3).

●	“FOR EVERY YEAR” as the frequency with which stockholders are provided an advisory vote regarding our named executive officer’s compensation (Proposal 4).

Do I have to attend the Annual Meeting to vote?

No. If you want to have your vote count at the Annual Meeting, but not actually attend the meeting, you may vote by granting a proxy or—for beneficial owners (i.e., “street name” stockholders)—by submitting voting instructions to your broker, bank, or other nominee. In most instances, you will be able to do this via the Internet, by telephone, or by mail.

In the United States, if you are not in possession of your voting proxy or instruction form, please contact your broker or bank for assistance in obtaining a duplicate control number.

How may I obtain a paper copy of the proxy materials?

To receive, free of charge, a separate paper copy of this Proxy Statement or Deep Isolation’s 2025 Annual Report, stockholders may write or call our offices at the following address or telephone number:

[Deep Isolation Nuclear, Inc.
Attn: Investor Relations
2001 Addison St, Suite 300
Berkeley, CA
(509) 543-9222]

Beneficial owners (i.e., “street name” stockholders) may contact their brokerage firm, bank, or other similar organization to request information.

What is the Record Date and what does it mean?

Our Board established the close of business on April 24, 2026 as the Record Date for the Annual Meeting to be held on June 16, 2026. Stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

What is the difference between a “registered stockholder” and a “street name stockholder?”

These terms describe how your shares of common stock are held.

If your shares of common stock are registered directly in your name with VStock Transfer, LLC—Deep Isolation’s transfer agent—you are a stockholder of record (also known as a “registered stockholder”).

If your shares of common stock are held in the name of a brokerage, bank, trust, or other nominee as a custodian, you are a beneficial owner (i.e., a “street name” stockholder). As a beneficial owner, you have the right to instruct the broker, bank, or other nominee on how to vote the shares of common stock in your account. Please refer to the voting instructions provided by your bank, broker, or other nominee to direct it how to vote your shares. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you will not be able to vote the shares of which you are the beneficial owner electronically at the Annual Meeting unless you obtain a legal proxy from the stockholder of record authorizing you to vote the shares and submit that legal proxy and a completed Proxy Ballot indicating your voting choices to vote@vstocktransfer.com prior to the Meeting taking place.

How many shares of common stock are entitled to vote at the Annual Meeting?

42

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
As of the close of business on April 24, 2026, the Record Date, there were approximately 57,647,613 shares of Common Stock outstanding. Each share of common stock entitles the holder thereof to one vote for as many individuals as there are directors to be elected at the Annual Meeting and one vote on each other matter that is properly brought before the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

A majority of the shares of common stock entitled to vote at the Annual Meeting must be represented electronically (given the virtual nature of the Annual Meeting) or by proxy at the Annual Meeting to constitute a quorum for the transaction of business. For purposes of determining whether a quorum is present, each share of common stock is deemed to entitle the holder to one vote per share.

Your shares will be counted for purposes of determining if there is a quorum if you:

●	Are entitled to vote and are present at the virtual Annual Meeting; or

●	Have properly voted via the Internet, by telephone or by submitting a proxy card or voting instruction form by mail.

Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum at the Annual Meeting.

If a quorum is not present at the Annual Meeting, the chairman of the meeting or the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting, one or more times until a quorum is deemed to be present, to a date not more than 120 days after the original record date of April 24, 2026, without notice other than announcement at the meeting. The persons named as proxies will vote in favor of any such adjournment.

What vote is required to approve each proposal?

● Proposal 1 - Election of Directors

Director nominees in uncontested director elections (when the number of director nominees does not exceed the number of board seats) are elected by the affirmative vote of the holders of a plurality of the votes represented by the shares of common stock cast for this proposal (excluding abstentions) in person or by proxy. This means that the three director nominees with the most votes cast “For” those nominees, relative to the total pool of votes (excluding abstentions) will be elected to the three Class A seats. Abstentions and broker non-votes will have no effect.

● Proposal 2 – Advisory vote on the ratification of the selection of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2026.

The advisory vote on auditor ratification (Proposal 2) will not be binding on either the Board of Directors or the Company. However, the Company’s Audit Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future auditor selections. To the extent there is a significant negative vote, we would communicate directly with stockholders to better understand the concerns that influenced the vote. The Board and the Audit Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs. However, your non-binding advisory votes described in Proposal 2 will not be construed (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the appointment of our auditors or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

● Proposal 3 – Advisory vote on executive compensation.

The advisory vote on executive compensation (Proposal 3) will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. To the extent there is a significant negative vote, we would communicate directly with stockholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained

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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
through this process in making future decisions about executive compensation programs. However, your non-binding advisory votes described in Proposal 3 will not be construed (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

● Proposal 4 – Advisory vote on frequency of future advisory votes on executive compensation.

The advisory vote on frequency of future advisory votes on executive compensation (Proposal 4) will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering the frequency of future advisory votes on executive compensation arrangements.

Where will I be able to find voting results of the Annual Meeting?

Voting results will be tallied by the inspector of election. Deep Isolation will report the official voting results in a Current Report on Form 8-K, to be filed with the SEC within four business days following the Annual Meeting. If the official results are not available at that time, Deep Isolation will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

How can I vote my shares of common stock?

Whether you are a stockholder of record or a beneficial owner holding any of your shares of common stock in “street name,” such as in a stock brokerage account with a broker or through a bank or other nominee, you may vote in the following ways:

By Phone:

Vote by dialing the number on the proxy card or voting instruction form and following the easy voice prompts.

By Internet:

Follow the instructions included on the proxy card or voting instruction form.

At the Virtual Annual Meeting:

Attend the virtual Annual Meeting and vote your shares electronically during the meeting. If you hold any shares in “street name,” you may not vote at the meeting unless you obtain a legal proxy from the organization that holds your shares and follow the previous instructions.

By Mail

If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote the proxy by filling out the proxy card and returning it in the enclosed postage-paid envelope.

Even if you plan to attend the virtual Annual Meeting, we encourage you to vote your shares on the proxy card TODAY by Internet, telephone or mail to ensure that your votes are counted at the Annual Meeting.

The deadline for voting via the Internet or by telephone will vary depending upon how you vote your shares. Please follow the instructions shown on your proxy card or voting instruction form.

If you are not the stockholder of record, please refer to the voting instructions provided by your bank, broker, or other nominee to direct it how to vote your shares on the voting instruction form. Your vote is important. You are also invited to attend the Annual Meeting. However, if you are not the stockholder of record, you may not vote these shares electronically at the Annual Meeting unless you obtain a legal proxy from the stockholder of record authorizing you to vote the shares of common stock and follow the previous instructions.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Certain of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you submit every proxy card or voting instruction form you receive.

Can I change my vote after I have mailed in my proxy card(s) or submitted my vote via the Internet or by telephone?

If you are a stockholder of record, you may revoke your proxy or change your vote prior to the Annual Meeting by:

●	Submitting another properly completed proxy card with a later date;

●	Sending a written notice that you are revoking your proxy to our Corporate Secretary, corpsec@deepisolation.com; or

●	Voting electronically at the Annual Meeting.

If you are a beneficial owner of your shares and you have instructed your bank, broker, or other nominee to vote your shares, you may change your vote prior to the Annual Meeting by following directions provided by your bank, broker, or other nominee to change such voting instructions. If you hold shares in “street name,” your attendance at the Annual Meeting will not revoke your voting instructions. In the absence of a revocation, shares represented by proxies will be voted at the Annual Meeting.

Who may attend the Annual Meeting?

Attendance at the virtual Annual Meeting will be limited to stockholders as of the Record Date, their proxy holders, and invited guests of Deep Isolation. Access to the Annual Meeting may be granted to others at the discretion of Deep Isolation and the chair of the Annual Meeting. You will be required to provide your control number to access the Annual Meeting.

Please have your voting instruction form, proxy card, or other communication containing your control number available and follow the instructions to complete your registration request. If you are a beneficial holder, you must obtain a “legal proxy” from your broker, bank, or other nominee to vote during the Annual Meeting. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the meeting.

Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance either by completing, signing, and dating the enclosed voting instruction form or proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone, as soon as possible. This will ensure your vote will be counted if you later are unable or decide not to attend the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Deep Isolation or to third parties, except:

●	As necessary to meet applicable legal requirements;

●	To allow for the tabulation and certification of votes; and

●	To facilitate a proxy solicitation.

Who is paying the costs of the proxy solicitation?

Deep Isolation will bear the cost of the proxy solicitation by it and our Board, including amounts paid to banks, brokers, proxy solicitors, and other record owners to reimburse them for their expenses in forwarding solicitation materials

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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
regarding the Annual Meeting to beneficial owners of common stock. For additional information regarding the cost of this solicitation, please see the section “Solicitation of Proxies” in this Proxy Statement.

How will proxies be solicited?

The solicitation of proxies may occur by mail, facsimile, telephone, email, internet, including social media platforms, text messages, other electronic means, personal contact, and by advertisements. Our directors, officers, and regular employees (at no additional compensation) may participate in the solicitation of proxies from stockholders. For additional information regarding how proxies will be solicited, please see the section “Solicitation of Proxies” in this Proxy Statement.

Who should I call if I have questions about the Annual Meeting?

If you have any questions or require assistance voting, or if you need additional copies of the proxy materials, please call the Company's Corporate Secretary at 346-431-5562.

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OTHER BUSINESS

Management does not intend to present any business at the meeting not mentioned in this Proxy Statement, and at the time of preparation of this Proxy Statement knows of no other business to be presented. If any other matters are properly brought before the meeting or at any postponement or adjournment thereof, the appointed proxies will vote all proxies on such matters in accordance with their discretion.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made on behalf of the Board. Proxies may be solicited by mail, facsimile, telephone, email, internet, including social media platforms, text messages, other electronic means, in person, and by advertisements.

The Company’s officers and directors may solicit proxies by mail, telephone, other electronic means or in person without any additional compensation for doing so.

The Company will bear the expenses incurred in connection with its solicitation of proxies. The Company will also reimburse the expenses of banks, brokers, nominees, and fiduciaries who forward our proxies and proxy materials to our stockholders.

HOUSEHOLDING

We may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials and one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or verbal request, a separate copy of the proxy materials to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of these materials, contact Deep Isolation Nuclear, Inc., 2001 Addison St, Suite 300, Berkeley, CA 94704, Attn: Corporate Secretary, by registered, certified, or express mail or by calling the Company's Corporate Secretary at 346-431-5562.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals

At our annual meeting each year, our Board of Directors submits to stockholders its nominees for election as a particular Class of Directors and its selection of independent auditors for the current fiscal year. In addition, the Board of Directors may submit other matters to the stockholders for action at the Annual Meeting.

Our stockholders also may submit proposals for inclusion in the proxy material. These proposals must meet the stockholder eligibility and other requirements of the SEC, and for these to be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by December 31, 2026, to our Corporate Secretary, 2001 Addison St, Suite 300 Berkeley, California 94704.

In addition, our by-laws provide that a stockholder may present from the floor a proposal that is not included in the proxy statement if the stockholder delivers written notice to our Corporate Secretary not earlier than 120 days and not later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice must set forth the stockholder’s name, address and number of shares of stock they hold, a description of the business to be brought before the Meeting, the reasons for conducting such business at the Annual Meeting, any material interest they have in the proposal, and such other information regarding the proposal as would be required to be included in a proxy statement. We have received no such notice for the 2025 Annual Meeting. For the 2027 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 2001 Addison St, Suite 300 Berkeley, California 94704, between February 16, 2027 and March 18, 2027.

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OTHER INFORMATION
Our bylaws also provide that if a stockholder intends to nominate a candidate for election as a member of the Board of Directors, the stockholder must deliver written notice of such intent to our Corporate Secretary. The notice must be delivered not earlier than 120 days and not later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice must set forth with the stockholder’s name and address and number of shares of stock they own, the name and address of the person to be nominated, a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such stockholder, the nominee’s business address and experience during the past five years, any other directorships held by the nominee, the nominee’s involvement in certain legal proceedings during the past ten years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director if elected. We have received no such properly submitted notice for the 2026 Annual Meeting. For the 2027 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 2001 Addison St, Suite 300 Berkeley, California 94704, between February 16, 2027 and March 18, 2027.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a stockholder who wishes to present a proposal before the 2027 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act, the proxies that our Board solicits for the 2027 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

ANNUAL REPORT ON FORM 10-K

Company stockholders will be able to view this Proxy Statement and the Annual Report over the Internet at www.deepisolation.com, by following the instructions provided in your Notice of Availability of Proxy Materials or by going to the website https://ts.vstocktransfer.com/irhlogin/DEEPISOLATION and following the instructions. The Annual Report contains important information about the Company and its financial condition that is not included in this Proxy Statement. If you prefer a paper copy of the proxy materials, you may request one by calling the Corporate Secretary at 346-431-5562.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Paula Whitten-Doolin
Paula Whitten-Doolin
Corporate Secretary
April 29, 2026

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL” OF OUR CLASS A DIRECTOR NOMINEES (ROD BALTZER, CHRISTA STEELE AND RENEE HORNBAKER) ON PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR EVERY YEAR” ON PROPOSAL 4.

PLEASE RETURN ALL PROXY CARDS AND VOTING INSTRUCTION FORMS PROMPTLY.

WE URGE YOU TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW MANY SHARES YOU OWN.

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APPENDIX A: CLAWBACK POLICY
DEEP ISOLATION NUCLEAR, INC.
Clawback Policy

The Board of Directors (the “Board”) of Deep Isolation Nuclear, Inc. (the “Company”) believes that it is in the best interests of the Company and its shareholders to adopt this Clawback Policy (the “Policy”), which provides for the recovery of certain incentive compensation in the event of an Accounting Restatement (as defined below). This Policy is designed to comply with, and shall be interpreted to be consistent with, Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated under the Exchange Act (“Rule 10D-1”) and Nasdaq Listing Rule 5608 (the “Listing Standards”).

1.Administration

Except as specifically set forth herein, this Policy shall be administered by the Board or, if so designated by the Board, a committee thereof (the Board or such committee, the “Administrator”). The Administrator is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy. Any determinations made by the Administrator shall be final and binding on all affected individuals and need not be uniform with respect to each individual covered by the Policy. In the administration of this Policy, the Administrator is authorized and directed to consult with the full Board or such other committees of the Board, such as the Audit Committee or the Compensation Committee, as may be necessary or appropriate as to matters within the scope of such other committee’s responsibility and authority.

Subject to any limitation at applicable law, the Administrator may authorize and empower any officer or employee of the Company to take any and all actions necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee).

2.Definitions

As used in this Policy, the following definitions shall apply:

a“Accounting Restatement” means an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (commonly referred to as a “big r” restatement), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (commonly referred to as a “little r" restatement).
b“Administrator” has the meaning set forth in Section 1 hereof.

c“Applicable Period” means the three completed fiscal years immediately preceding the date on which the Company is required to prepare an Accounting Restatement, as well as any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years (except that a transition period that comprises a period of at least nine months shall count as a completed fiscal year). The “date on which the Company is required to prepare an Accounting Restatement” is the earlier to occur of (a) the date the Board or the Audit Committee concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement or (b) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement, in each case regardless of if or when the restated financial statements are filed.

d“Covered Executives” means the Company’s current and former executive officers, as determined by the Administrator in accordance with the definition of executive officer set forth in Rule 10D-1 and the Listing Standards.

e“Erroneously Awarded Compensation” has the meaning set forth in Section 5 of this Policy.

fA “Financial Reporting Measure” is any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measure. Financial Reporting Measures include but are not limited to the following (and any measures derived from the following): Company stock price; total shareholder return (“TSR”); revenues; net income; operating income; profitability or growth of one or more reportable segments; financial ratios (e.g., efficiency ratio); funds from operations and adjusted funds from operations; liquidity measures (e.g., capital, operating cash flow); return measures (e.g., return on

49

OTHER INFORMATION
average assets); earnings measures (e.g., net income per share); any of such financial reporting measures relative to a peer group, where the Company’s financial reporting measure is subject to an Accounting Restatement; and taxable income. A Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the SEC.

g“Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. Incentive-Based Compensation is “received” for purposes of this Policy in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of such Incentive-Based Compensation occurs after the end of that period. Examples of “Incentive-Based Compensation” include, but are not limited to: non-equity incentive plan awards that are earned based wholly or in part on satisfying a Financial Reporting Measure performance goal; bonuses paid from a “bonus pool,” the size of which is determined based wholly or in part on satisfying a Financial Reporting Measure performance goal; other cash awards based on satisfaction of a Financial Reporting Measure performance goal; restricted stock awards, restricted stock units, performance share awards or units, stock options and stock appreciation rights that are granted or become vested based wholly or in part on satisfying a Financial Reporting Measure performance goal; and proceeds received upon the sale of shares acquired through an incentive plan that were granted or vested based wholly or in part on satisfying a Financial Reporting Measure performance goal. Examples of compensation that is not “Incentive-Based Compensation” include, but are not limited to: salaries (except to the extent a salary increase is earned wholly or in part based on the attainment of a Financial Reporting Measure performance goal); bonuses paid solely at the discretion of the Compensation Committee or Board that are not paid from a “bonus pool” that is determined by satisfying a Financial Reporting Measure performance goal; bonuses paid solely upon satisfying one or more subjective standards (e.g., demonstrated leadership) and/or completion of a specified employment period; non-equity incentive plan awards earned solely upon satisfying one or more strategic measures (e.g., consummating a merger or branch acquisition or divestiture), or operational measures (e.g., opening a specified number of branches, completion of a project, increase in market share); and equity awards for which the grant is not contingent upon achieving any Financial Reporting Measure performance goal and vesting is contingent solely upon completion of a specified employment period and/or attaining one or more nonfinancial reporting measures
.
3.Covered Executives; Incentive-Based Compensation

This Policy applies to Incentive-Based Compensation received by a Covered Executive:

(a) after beginning services as a Covered Executive; (b) if that person served as a Covered Executive at any time during the performance period for such Incentive-Based Compensation; and (c) while the Company had a listed class of securities on a national securities exchange. This Policy does not apply to Incentive-Based Compensation received by a Covered Executive (x) while that person was serving in a non-executive capacity prior to becoming a Covered Executive or (y) who is a Covered Executive on the date on which the Company is required to prepare an Accounting Restatement but who was not a Covered Executive at any time during the performance period for which the Incentive-Based Compensation is received.

4.Required Recoupment of Erroneously Awarded Compensation in the Event of an Accounting Restatement

In the event the Company is required to prepare an Accounting Restatement, the Company shall reasonably promptly recoup the amount of any Erroneously Awarded Compensation received by any Covered Executive, as calculated pursuant to Section 5 hereof, relating to the Applicable Period.

5.Erroneously Awarded Compensation: Amount Subject to Recovery

The amount of “Erroneously Awarded Compensation” subject to recovery under the Policy, as determined by the Administrator, is the amount of Incentive-Based Compensation received by the Covered Executive that exceeds the amount of Incentive- Based Compensation that would have been received by the Covered Executive had it been determined based on the restated amounts.

Erroneously Awarded Compensation shall be computed by the Administrator without regard to any taxes paid by the Covered Executive in respect of the Erroneously Awarded Compensation. By way of example, with respect to any compensation plans or programs that take into account Incentive-Based Compensation, the amount of Erroneously

50

APPENDIX A: CLAWBACK POLICY
Awarded Compensation subject to recovery hereunder includes, but is not limited to, the amount contributed to any notional account based on Erroneously Awarded Compensation and any earnings accrued to date on that notional amount.

For Incentive-Based Compensation based on stock price or TSR: (a) the Administrator shall determine the amount of Erroneously Awarded Compensation based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or TSR upon which the Incentive-Based Compensation was received; and (b) the Company shall maintain documentation of the determination of that reasonable estimate and provide such documentation to The Nasdaq Stock Market (“Nasdaq”) and the Covered Executive(s).

6.Method of Recoupment

The Administrator shall determine, in its sole discretion, the timing and method for reasonably promptly recouping Erroneously Awarded Compensation hereunder, which may include without limitation (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Administrator may affect recovery under this Policy from any amount otherwise payable to the Covered Executive, including amounts payable to such individual under any otherwise applicable Company plan, program or contract, including base salary, bonuses or commissions and compensation previously deferred by the Covered Executive.

The Company is authorized and directed pursuant to this Policy to recoup Erroneously Awarded Compensation in compliance with this Policy unless the Compensation Committee of the Board has determined that recovery would be impracticable solely for the following limited reasons, and subject to the following procedural and disclosure requirements:

aThe direct expense paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on expense of enforcement, the Administrator must make a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to recover and provide that documentation to Nasdaq;

bRecovery would violate any law of the United States that was adopted prior to November 28, 2022. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on violation of law, the Administrator must satisfy the applicable opinion and disclosure requirements of Rule 10D-1 and the Listing Standards; or

cRecovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of the Internal Revenue Code.

7.No Indemnification of Covered Executives

Notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement with any Covered Executive that may be interpreted to the contrary, in no event will the Company or any of its affiliates indemnify or reimburse any Covered Executives against the loss of any Erroneously Awarded Compensation, including any payment or reimbursement for the cost of third-party insurance purchased by any Covered Executives to fund potential clawback obligations under this Policy.

8.Acknowledgement by Covered Executives

The Company will provide notice and receive acknowledgement of this Policy from each Covered Executive, provided that the failure to provide such notice or obtain such acknowledgement will have no impact on the applicability or enforceability of this Policy. After the Effective Date, all Covered Executives must have provided the Company with an executed acknowledgement in the form provided by the Company as a condition to such Covered Person’s eligibility to receive Incentive-Based Compensation.

9.Effective Date; Retroactive Application

This Policy shall be effective as of the date of adoption by the Board, April 23, 2026 (the “Effective Date”). The terms of this Policy shall apply to any Incentive-Based Compensation that is received by Covered Executives on or after the Effective Date, even if such Incentive-Based Compensation was approved, awarded or granted to Covered Executives

51

OTHER INFORMATION
prior to the Effective Date. Without limiting the generality of Section 6 hereof, and subject to applicable law, the Administrator may affect recovery under this Policy from any amount of compensation approved, awarded, granted, payable or paid to the Covered Executive prior to, on or after the Effective Date. This Policy shall supersede and replace any existing policy regarding compensation clawbacks previously approved by the Board.

10.Amendment; Termination

The Board may amend, modify, supplement, rescind or replace all or any portion of this Policy at any time and from time to time in its discretion, and shall amend this Policy as it deems necessary to comply with applicable law or any rules or standards adopted by a national securities exchange on which the Company’s securities are listed.

11.Other Recoupment Rights; Company Claims

The Board intends that this Policy shall be applied to the fullest extent of the law. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company under applicable law or pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company.

Nothing contained in this Policy, and no recoupment or recovery as contemplated by this Policy, shall limit any claims, damages or other legal remedies the Company or any of its affiliates may have against a Covered Executive arising out of or resulting from any actions or omissions by the Covered Executive.

12.Successors

This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.

13.Exhibit Filing Requirement

A copy of this Policy and any amendments thereto shall be filed as an exhibit or appendix to the Company’s Annual Report on Form 10-K or Annual Proxy Statement.

52